EXHIBIT 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF THE BANKRUPTCY CODE HAS BEEN SET BY THE BANKRUPTCY COURT FOR [                ], 2009 AT [             ].M. (PREVAILING EASTERN TIME). THE DEBTORS RESERVE THE RIGHT TO AMEND, SUPPLEMENT OR OTHERWISE MODIFY THIS DISCLOSURE STATEMENT PRIOR TO AND UP TO THE DATE OF SUCH HEARING.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re RathGibson, Inc., et al., Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 09 - 12452 (CSS) Joint Administration Pending

DISCLOSURE STATEMENT FOR JOINT CHAPTER 11
PLAN FOR RATHGIBSON, INC. AND GREENVILLE TUBE COMPANY

Dated:

Wilmington, Delaware

July 14, 2009

YOUNG CONAWAY STARGATT & TAYLOR, LLP Co-Counsel for Debtors and Debtors In Possession The Brandywine Building 1000 West Street, 17th Floor Wilmington, Delaware 19801 (302) 571-6600	WILLKIE FARR & GALLAGHER LLP Co-Counsel for Debtors and Debtors In Possession 787 Seventh Avenue New York, New York 10019 (212) 728-8000

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IMPORTANT NOTICE

THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE PLAN.  NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THE REORGANIZATION CASES, THE DEBTORS’ BUSINESSES, PROPERTIES AND RESULTS OF OPERATIONS, HISTORICAL AND PROJECTED FINANCIAL RESULTS AND A SUMMARY AND ANALYSIS OF THE PLAN.

ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  THE DEBTOR RESERVES THE RIGHT TO FILE AN AMENDED PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN.  THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, NOR WILL THERE BE ANY DISTRIBUTION OF ANY OF THE SECURITIES DESCRIBED HEREIN UNTIL THE EFFECTIVE DATE OF THE PLAN.

THE PLAN AND THIS DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW.  DISSEMINATION OF THIS DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN.  THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE THE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, ONLY TO AID AND SUPPLEMENT SUCH REVIEW.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT AND THE EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN.  IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN.  YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND PLAN SUPPLEMENT AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING EASTERN TIME) ON [    ], 2009, UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”).  TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT (AS DEFINED HEREIN) ON OR BEFORE THE VOTING DEADLINE.

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THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT.  THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH, OR REVIEWED BY, AND THE SECURITIES TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF, OR REGISTERED PURSUANT TO, A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY OTHER SECURITIES REGULATORY AUTHORITY, OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

THE DEBTORS BELIEVE THAT THE SOLICITATION OF VOTES ON THE PLAN MADE BY THIS DISCLOSURE STATEMENT, AND THE OFFER OF THE NEW SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF CERTAIN EXEMPTIONS PROVIDED BY THE SECURITIES ACT, INCLUDING, WITHOUT LIMITATION SECTION 4(2) THEREOF, OR OTHER APPLICABLE EXEMPTIONS, AND EXPECT THAT THE OFFER AND ISSUANCE OF THE SECURITIES UNDER THE PLAN WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE APPLICABILITY OF SECTIONS 1145(a)(1) AND (2) OF THE BANKRUPTCY CODE AND SECTION 4(2) OF THE SECURITIES ACT, OR OTHER APPLICABLE EXEMPTIONS.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR CREATE ANY DUTY TO UPDATE SUCH INFORMATION.

NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO OR INCORPORATED BY REFERENCE OR

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REFERRED TO IN THIS DISCLOSURE STATEMENT AND/OR THE PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE.  EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PLAN, THE PLAN, THE PLAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

FORWARD-LOOKING STATEMENTS:

THIS DISCLOSURE STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS BASED PRIMARILY ON THE CURRENT EXPECTATIONS OF THE DEBTORS AND PROJECTIONS ABOUT FUTURE EVENTS AND FINANCIAL TRENDS AFFECTING THE FINANCIAL CONDITION OF THE DEBTORS’ AND REORGANIZED DEBTORS’ BUSINESSES.  IN PARTICULAR, STATEMENTS USING WORDS SUCH AS “BELIEVE,” “MAY,” “ESTIMATE,” “CONTINUE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER ARTICLE XII.  IN THE LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS.  CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ADVISORS, OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS CAN OR WILL BE ACHIEVED.  EXCEPT AS OTHERWISE REQUIRED BY LAW, NEITHER THE DEBTORS NOR REORGANIZED DEBTORS UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE FOLLOWING APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT.

THE DEBTORS SUPPORT CONFIRMATION OF THE PLAN.  THE DEBTORS URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.

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TABLE OF CONTENTS

Page

ARTICLE I.

INTRODUCTION

1

1.1

General.

1

1.2

The Confirmation Hearing.

2

1.3

Classification of Claims and Interests.

3

1.4

Voting; Holders of Claims Entitled to Vote.

4

1.5

Important Matters.

7

ARTICLE II.

SUMMARY OF PLAN AND CLASSIFICATION AND

TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

7

ARTICLE III.

BUSINESS DESCRIPTION AND CIRCUMSTANCES THAT LED

TO THESE REORGANIZATION CASES

15

3.1

The Debtors’ Businesses.

15

3.2

Summary of Corporate Structure.

19

3.3

Debtors’ Prepetition Capital and Debt Structure.

19

ARTICLE IV.

EVENTS LEADING TO CHAPTER 11 FILING

20

4.1

The Debtors’ Financial Position.

20

4.2

Events Leading to the Formulation of the Plan.

20

ARTICLE V.

REASONS FOR THE SOLICITATION; RECOMMENDATION

22

ARTICLE VI.

THE PLAN

22

6.1

Overview of Chapter 11.

22

6.2

Intercompany Claims.

23

6.3

Overview of the Plan.

23

6.4

Acceptance or Rejection of the Plan; Effect of Rejection by One or

More Classes of Claims or Interests

32

6.5

Summary of Capital Structure of Reorganized Debtors.

33

6.6

Means for Implementation.

35

6.7

Greenville Interests.

39

6.8

Satisfaction of Prepetition Secured Lender Guaranty Claims.

40

6.9

Termination of Subordination Rights and Settlement of Related Claims.

40

6.10

Treatment of Executory Contracts and Unexpired Leases.

40

6.11

Exculpation and Limitation of Liability.

42

6.12

Releases.

42

6.13

Injunction.

43

6.14

Injunction Related to Releases and Exculpation.

44

6.15

Discharge of Reorganized Debtors.

44

ARTICLE VII.

CONFIRMATION OF THE PLAN OF REORGANIZATION

45

7.1

Confirmation Hearing.

45

7.2

Confirmation.

45

7.3

Classification of Claims and Interests.

54

7.4

Consummation.

54

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7.5

The Role of the Creditors’ Committee

54

7.6

Post-Confirmation Jurisdiction of the Bankruptcy Court

54

ARTICLE VIII.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION

OF THE PLAN

56

8.1

Liquidation Under the Bankruptcy Code.

56

8.2

Alternative Plan(s) of Reorganization.

56

8.3

Dismissal of the Debtors’ Reorganization Cases.

57

ARTICLE IX.

SUMMARY OF VOTING PROCEDURES

57

ARTICLE X.

DESCRIPTION AND HISTORY OF REORGANIZATION CASES

58

10.1

General Case Background.

58

10.2

Retention of Professionals.

58

10.3

Employment Obligations.

59

10.4

Continuing Supplier and Customer Relations.

59

10.5

Stabilization of Debtors’ Business Operations.

59

10.6

Utilities.

60

10.7

Schedules, Statements and Bar Date.

61

10.8

Preferences and Fraudulent Conveyances

61

ARTICLE XI.

GOVERNANCE OF REORGANIZED DEBTORS

62

11.1

Board of Directors and Management.

62

11.2

Indemnification of Directors and Officers.

62

ARTICLE XII.

CERTAIN RISK FACTORS TO BE CONSIDERED

62

12.1

Certain Bankruptcy Considerations.

62

12.2

Risks Relating to the Capital Structure of the Reorganized Debtors.

65

12.3

Risks Relating to Tax and Accounting Consequences of the Plan.

68

12.4

Risks Associated with the Business.

69

ARTICLE XIII.

SECURITIES LAW MATTERS

74

13.1

General.

74

13.2

Initial Offer and Sale of Securities Under Federal Securities Laws

74

13.3

The Rights.

75

13.4

New Common Stock.

75

ARTICLE XIV.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE

PLAN

77

14.1

Introduction.

77

14.2

Federal Income Tax Consequences to the Debtors.

79

14.3

Federal Income Tax Consequences to Holders of Certain Claims.

83

ARTICLE XV.

PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN

86

15.1

Distribution Record Date.

86

15.2

Disbursing Agent.

87

15.3

Rights and Powers of Disbursing Agent.

87

15.4

Delivery of Distribution.

87

15.5

Fractional Shares.

88

15.6

No Distribution in Excess of Amount of Allowed Claim.

88

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ARTICLE XVI.

PROCEDURES FOR RESOLVING CLAIMS

88

16.1

Objections to Claims.

88

16.2

Amendment to Claims.

89

16.3

Estimation of Claims.

89

ARTICLE XVII.

CONCLUSION

90

- iii -

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Annexed as Exhibits to this Disclosure Statement are copies of the following documents:

•

Plan (Exhibit 1);

•

Liquidation Analysis (Exhibit 2);

•

Reorganized Debtors’ Projected Financial Information (Exhibit 3);

•

Disclosure Statement Order (Exhibit 4);

•

Rights Offering Procedures (Exhibit 5); and

•

Plan Support Agreement (Exhibit 6).

- iv -

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ARTICLE I.

INTRODUCTION

1.1

General.

The Debtors,1 RathGibson, Inc. and Greenville Tube Company, two of the debtors and debtors in possession in the above-captioned cases, transmit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, in connection with the Debtors’ solicitation of votes (the “Solicitation”) to confirm the Joint Chapter 11 Plan for the Debtors, dated as of [____], 2009.  All Plan Documents are subject to revision and modification prior to the Effective Date (subject to the terms of the Plan), which may result in material changes to the terms of the Plan Documents.  On the Effective Date, all Plan Documents and all other agreements entered into or instruments issued in connection with any Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

On [

], 2009, after notice and a hearing, the Bankruptcy Court entered an order:  (i) approving this Disclosure Statement (the “Disclosure Statement Order”) as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against or Interests in the Debtors to make an informed judgment as to whether to accept or reject the Plan; and (ii) authorizing the Debtors to use this Disclosure Statement in connection with the solicitation of votes to accept or reject the Plan.  The Disclosure Statement Order establishes [    ], 2009 at 4:00 p.m. (prevailing Eastern Time) as the Voting Deadline for the return of Ballots accepting or rejecting the Plan.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan, and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement and the Exhibits hereto, including the Plan and the Disclosure Statement Order, as well as the instructions accompanying the Ballot in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.  No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code.  In voting on the Plan, holders of Claims entitled to vote should not rely on any information relating to the Debtors and their businesses other than the information contained in this Disclosure Statement, the Plan and all Exhibits hereto and thereto.

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PURSUANT TO THE PLAN SUPPORT AGREEMENT, MORE THAN 73% IN AMOUNT OF HOLDERS OF CLASS 4 AND CLASS 8 CLAIMS HAVE AGREED TO SUPPORT AND NOT OBJECT TO THE PLAN.

THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES 4 AND 8 VOTE TO ACCEPT THE PLAN, AS THE PLAN PROVIDES FOR THE BEST AVAILABLE RECOVERY TO CREDITORS IN SUCH CLASSES.  THE AD HOC COMMITTEE STRONGLY URGES HOLDERS OF CLAIMS, INCLUDING ALL HOLDERS OF CLASS 4 AND CLASS 8 CLAIMS, TO VOTE TO ACCEPT THE PLAN, AND BELIEVES THE PLAN REPRESENTS THE BEST WAY TO MAXIMIZE RECOVERIES IN THESE CASES.

THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS INTENDED TO AID AND SUPPLEMENT THAT REVIEW.  THE DESCRIPTION OF THE PLAN HEREIN IS ONLY A SUMMARY.  HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES-IN-INTEREST ARE CAUTIONED TO REVIEW THE PLAN AND ANY RELATED EXHIBITS AND ATTACHMENTS FOR A FULL UNDERSTANDING OF THE PLAN’S PROVISIONS.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

Additional copies of this Disclosure Statement (including the Exhibits hereto) are available upon request made to the Debtors’ Claims Agent, The Garden City Group, Inc. (“Garden City”), P.O. Box 9396, Dublin, Ohio 43017-4296, Attn: RGI Bankruptcy Administration (888)-282-1244.  Additional copies of this Disclosure Statement (including the Exhibits hereto) can also be accessed free of charge from the following website:  http://www.rathrestructuring.com.

In addition, a Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement for the holders of Claims that are entitled to vote to accept or reject the Plan.  If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please contact Garden City at the address above.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the other Exhibits attached hereto and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.

1.2

The Confirmation Hearing.

In accordance with the Disclosure Statement Order and section 1128 of the Bankruptcy Code, a hearing will be held before the Honorable [______________], United States Bankruptcy Judge for the District of Delaware, United States Bankruptcy Court, Courtroom [___], 824 North Market Street, [______] Floor, Wilmington, Delaware 19801 on [_________], at [______] a.m. (Prevailing Eastern Time), to consider confirmation of the Plan.  The Debtors

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will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and they have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, subject to the terms of the Plan.  Objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before [  ], 2009, at 4:00 p.m. (prevailing Eastern Time), in the manner set forth in the Disclosure Statement Order.  The hearing on confirmation of the Plan, may be adjourned from time to time without further notice except for the announcement of the adjourned date and time at the hearing on confirmation or any adjournment thereof.

At the Confirmation Hearing, the Bankruptcy Court will, among other things:

•

determine whether sufficient majorities in number and amount from each Class entitled to vote have delivered properly executed votes accepting the Plan to approve the Plan;

•

hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;

•

determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

•

determine whether to confirm the Plan.

1.3

Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (a) impaired or unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject the Plan.

Class	Designation	Impairment	Entitled to Vote
All Debtors
Class 1	Priority Non-Tax Claims	No	No (Deemed to accept)
Class 2	Other Secured Claims	No	No (Deemed to accept)
RathGibson
Class 3	Prepetition Secured Credit Agreement Claims	No	No (Deemed to accept)
Class 4	Senior Notes Claims	Yes	Yes
Class 5	Rath General Unsecured Claims	No	No (Deemed to accept)
Class 6	Existing Rath Securities Laws Claims	Yes	No (Deemed to reject)
Class 7	Existing Rath Interests	Yes	No (Deemed to reject)
Greenville
Class 8	Senior Note Guaranty Claims	Yes	Yes
Class 9	Greenville General Unsecured Claims	No	No (Deemed to accept)

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Class 10	Existing Greenville Securities Laws Claims	Yes	No (Deemed to reject)

1.4

Voting; Holders of Claims Entitled to Vote.

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a chapter 11 plan are entitled to vote to accept or reject such proposed plan.  Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are altered under such plan.  Classes of claims or equity interests under a chapter 11 plan in which the holders of claims or equity interests are unimpaired are deemed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan.  In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.

In connection with the Plan:

•

Claims in Classes 4 and 8 are impaired, will receive a distribution on account of such Claims to the extent provided in the Plan and are entitled to vote to accept or reject the Plan;

•

Claims in Classes 1, 2, 3, 5, and 9 are unimpaired and, as a result, holders of such Claims are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan;

•

Claims and Interests in Classes 6, 7, and 10 are impaired, will not receive any distribution on account of such Claims and Interests, are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan.  Your vote on the Plan is important.  The Bankruptcy Code requires as a condition to confirmation of a plan that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the provisions of section 1129(b) of the Bankruptcy Code are met.

If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right to amend the Plan and/or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan of reorganization notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept the plan.  Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

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If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  This Disclosure Statement, the Exhibits attached hereto, the Plan and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan.

Please complete, sign and return your Ballot(s) to the Debtors’ claims and voting agent (the “Voting Agent”) at the address below:

RGI Bankruptcy Administration

c/o The Garden City Group, Inc.

PO Box 9396

Dublin, Ohio 43017-4296

TO BE COUNTED, YOUR ORIGINAL BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON [    ], 2009, UNLESS EXTENDED BY THE DEBTORS.  YOUR BALLOT MAY BE SENT VIA MAIL, OVERNIGHT COURIER OR MESSENGER.  FAXED COPIES AND VOTES SENT ON OTHER FORMS WILL NOT BE ACCEPTED EXCEPT IN THE DEBTORS’ SOLE DISCRETION.  ALL BALLOTS MUST BE SIGNED.  If you are sending your ballot to an Intermediary for inclusion in a Master Ballot, the Intermediary must receive your properly completed ballot by [_____] a.m. (prevailing Eastern time) on [_______], 2009.

The Ballots have been specifically designed for the purpose of soliciting votes on the Plan from the Class entitled to vote with respect thereto.  Accordingly, in voting on the Plan, please use only the Ballots sent to you with this Disclosure Statement or provided by the Debtors’ Voting Agent.

The Debtors have fixed 5:00 p.m. (prevailing Eastern time) on [

], 2009 (the “Voting Record Date”), as the time and date for the determination of Persons who are entitled to receive a copy of this Disclosure Statement and all of the related materials and to vote whether to accept or reject the Plan.  Accordingly, only holders of record of Claims as of the Voting Record Date that are entitled to vote on the Plan, will receive a Ballot and may vote on the Plan.

All properly completed Ballots received prior to the Voting Deadline will be counted for purposes of determining whether a voting Class of impaired Claims has accepted the Plan.  Under the Bankruptcy Code, for the Plan to be “accepted,” a specified majority vote is required for each Class of impaired Claims entitled to vote on the Plan.  If no votes are received with respect to any Class of impaired Claims entitled to vote on the Plan, then such Class shall be deemed to have accepted the Plan.  Any impaired Class that fails to have any Allowed Claims as of the Confirmation Hearing will be deemed to have rejected the Plan.  The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Class entitled to vote.

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In accordance with Bankruptcy Rule 3017(d), the Debtors will send ballots to transfer agents, registrars, servicing agents or other intermediaries holding Claims for, or acting on behalf of, beneficial holders of Claims (collectively, the “Intermediaries”).  Each Intermediary will be entitled to receive, upon request to the Debtors, a reasonably sufficient number of ballots to distribute to the beneficial owners of the Claims for which it is an Intermediary, and the Debtors will be responsible for and pay each such Intermediary’s reasonable costs and expenses associated with the distribution of ballots to the beneficial owners of such Claims and the tabulation of the ballots.  Additionally, each Intermediary must receive returned ballots by [___] _.m. (prevailing Eastern time) on [_____, 2009] so that it can tabulate and return the results to the Voting Agent in a summary “master” ballot in a form approved by the Bankruptcy Court (the “Master Ballot”) indicating the number and dollar amount of cast ballots in the group of Claim holders for which it is an Intermediary.  The Intermediaries must certify that each beneficial holder has not cast more than one vote with respect to any given Claim for any purpose, including for determining both the number of votes and the amount of the Claim, even if such holder holds securities of the same type in more than one account.  However, persons who hold Claims in more than one voting Class will be entitled to one vote in each such Class, subject to the applicable voting rules.

IMPORTANT - Voting by Intermediary

Timing:  If your vote is being processed by an Intermediary, please allow time for transmission of your ballot to your Intermediary for preparation and delivery to the Voting Agent of a Master Ballot reflecting your vote and the votes of other Claims tabulated by the Intermediary.

To be counted, your vote must be received either (a) directly by the Voting Agent on or before the Voting Deadline, or (b) if your vote is processed by an Intermediary, by your Intermediary by [___] _.m. (prevailing Eastern time) on [_____, 2009].

Receipt by the Intermediary on or close to the Voting Deadline may not allow sufficient time for the Intermediary to include your vote in the Master Ballot that it prepares and delivers to the Voting Agent by the Voting Deadline.

Questions on Voting Procedures:  If you have a question concerning the voting procedures, please contact your Intermediary or the Voting Agent.

THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AND RECOMMEND THAT ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.  THE AD HOC COMMITTEE STRONGLY URGES HOLDERS OF CLAIMS, INCLUDING ALL HOLDERS OF CLASS 4 AND CLASS 8 CLAIMS, TO VOTE TO

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ACCEPT THE PLAN, AND BELIEVES THE PLAN REPRESENTS THE BEST WAY TO MAXIMIZE RECOVERIES IN THESE CASES.

1.5

Important Matters.

This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof.  Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein.  Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements.  The projected financial information contained herein and in the exhibits annexed hereto, therefore, is not necessarily indicative of the future financial condition or results of operations of the Debtors, which in each case may vary significantly from those set forth in such projected financial information.  Consequently, the projected financial information and other forward-looking statements contained herein should not be regarded as representations by any of the Debtors, the Reorganized Debtors, their advisors, or any other Person that the projected financial conditions or results of operations can or will be achieved.

ARTICLE II.

SUMMARY OF PLAN AND CLASSIFICATION AND
TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

The overall purpose of the Plan is to provide for the restructuring of the Debtors’ liabilities in a manner designed to maximize recovery to stakeholders and to enhance the financial viability of the Reorganized Debtors.  The Plan reflects an agreement and compromise among the Debtors and the holders of at least 73% in dollar amount of the Class Senior Notes Claims and the Class 8 Senior Note Guaranty Claims, as set forth in the Plan Support Agreement.  Under this agreement and compromise, RathGibson’s existing indebtedness in respect of Senior Notes Claims and Senior Note Guaranty Claims will be cancelled and exchanged for New Common Stock in Reorganized RathGibson, which is subject to dilution by the DIP Lender Stock, the Backstop Stock, the New Common Stock reserved for management of the Reorganized Debtors pursuant to the Management Incentive Plan, and the New Common Stock issued pursuant to the Rights Offering.  The New Common Stock will not be registered with the SEC or any state securities regulatory authority and will not trade on any exchange, or otherwise be publicly traded.  Reorganized RathGibson shall retain its Interests in Greenville.  Each holder of an Allowed General Unsecured Claim against RathGibson and Greenville shall receive Cash in an amount equal such Allowed General Unsecured Claim, or such other treatment that leaves such Allowed General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code, in accordance with the terms of the Plan as described herein.  The Debtors believe that approval of the Plan is their best opportunity to emerge from the Reorganization Cases and return their businesses to financial viability.

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Secured creditors will receive Cash, their collateral or retain their liens, as applicable, in satisfaction of their Allowed Secured Claims.  The resulting debt structure of the Reorganized Debtors will substantially de-lever the Company and provide additional liquidity needed to support the Debtors’ future operations.  The Debtors believe that the Plan provides for appropriate treatment of all Classes of Claims and Interests, taking into account the valuation of the Company and the differing natures and priorities of the Claims and Interests.

The following table classifies the Claims against, and Interests in, the Debtors into separate Classes and summarizes the treatment of each Class under the Plan.  The table also identifies which Classes are entitled to vote on the Plan based on provisions of the Bankruptcy Code.  Finally, the table indicates the estimated recovery for each Class.  As described in Article XII below, the Debtors’ businesses are subject to a number of risks.  The uncertainties and risks related to the Reorganized Debtors make it difficult to determine a precise value of the Reorganized Debtors, the New Common Stock and other distributions under the Plan.  The recoveries and estimates described in the following tables represent the Debtors’ best estimates given the information available on the date of this Disclosure Statement.  All statements in this section relating to the amount of Claims and Interests are only estimates based on information known to the Debtors as of the date hereof, and the final amounts of Allowed Claims may vary significantly from these estimates.

The following table briefly summarizes the classification and treatment of Claims and Interests under the Plan.  The summaries in this table are qualified in their entirety by the description of the treatment of such Claims in the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, U.S. Trustee Fees, Fee Claims, and Priority Tax Claims have not been classified.  Except as specifically noted therein, the Plan does not provide for payment of postpetition interest with respect to Allowed Claims.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Interests in Class	Estimated Recovery

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Unclassified	DIP Claims	Each holder of an Allowed DIP Claims shall be paid in full in Cash from existing cash on hand, the proceeds of the Exit Facility and/or the Rights Offering on account of such Allowed DIP Claims, and the DIP Lenders shall receive their Pro Rata Share of the DIP Lender Stock.	No.	$[ ]	100%
Unclassified	Administrative Expense Claims	Each holder of an Allowed Administrative Expense Claim shall receive, unless such holder agrees to different treatment, Cash in an amount equal to such Allowed Claim.	No.	$[ ] [2]	100%
Unclassified	Fee Claims	Each holder of an Allowed Fee Claim for which a Fee Application has been approved by the Bankruptcy Court shall receive Cash in an amount so approved.	No.	$[ ]	100%
Unclassified	U.S. Trustee Fees	The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the later of: (i) the Effective Date; and (ii) the date such U.S. Trustee Fees become due.	No	$[ ]	100%

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Unclassified	Priority Tax Claims	Unless such holder agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the Debtors’ or Reorganized Debtors’ option, either: (a) Cash in an amount equal to the amount of such Claim, or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (plus any interest due in accordance with section 511 of the Bankruptcy Code).	No.	$[ ]	100%
Class 1	Priority Non-Tax Claims	Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment and after the date a Priority Non-Tax Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, the holder of such Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an amount equal to such Claim.	No.	$[ ]	100%

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Class 2	Other Secured Claims	Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment and after the date an Other Secured Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, each holder of such Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.	No.	$[ ]	100%

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Class 3	Prepetition Secured Credit Agreement Claims	To the extent not already paid in full prior to the Effective Date pursuant to the terms of DIP Orders or otherwise, on the Effective Date, or as soon as practicable thereafter, the Allowed Prepetition Secured Credit Agreement Claims shall be paid in full, in Cash, in complete and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Claims.	No.	$53.35 million	100%
Class 4	Senior Notes Claims

On the Effective Date, or as soon thereafter as reasonably practicable, each holder of an Allowed Senior Notes Claim shall receive, subject to the terms of the Plan and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claim:

(i)  its Pro Rata Share of 100% of the New Common Stock;

(ii) rights in proportion to such holder’s Pro Rata Share of the Senior Notes in accordance with the Rights Offering Procedures; and

(iii) as part of the distribution to Class 4, the Debtors shall pay the Ad Hoc Committee Fee Claims, without the need for any application to the Bankruptcy Court.

			Yes.	$209.2 million	7.0%[3]

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Class 5	Rath General Unsecured Claims

Except to the extent that a holder of an Allowed Rath General Unsecured Claim agrees to a different treatment,  on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Rath General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Rath General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Rath General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Rath General Unsecured Claim is entitled, or otherwise leaves such Allowed Rath General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

			No.	$13.1 million	100%
Class 6	Existing Rath Securities Laws Claims	Holders of Existing Rath Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Rath Securities Laws Claims.	No.	$0	0%

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Class 7	Existing Rath Interests	Existing Rath Interests shall be cancelled and holders of Existing Rath Interests shall not be entitled to any distribution under the Plan.	No.	N/A	0%
Class 8	Senior Note Guaranty Claims	The Plan Distribution to holders of Class 4 Senior Notes Claims shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for the Senior Note Guaranty Claims.	Yes.	$209.2 million	N/A4

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Class 9	Greenville General Unsecured Claims

Except to the extent that a holder of an Allowed Greenville General Unsecured Claim agrees to a different treatment,  on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Greenville General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Greenville General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Greenville General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Greenville General Unsecured Claim is entitled, or otherwise leaves such Allowed Greenville General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

			No.	$2 million	100%
Class 10	Existing Greenville Securities Laws Claims	Holders of Existing Greenville Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Greenville Securities Laws Claims.	No.	$0	0%

The recoveries set forth above are estimates and are contingent upon approval of the Plan as proposed.

(1) The aggregate value of the New Common Stock is estimated at $78.4 million based on the $105.0 million midpoint of the estimated total enterprise value of the Reorganized Debtors (as described in Section 7.2(a)(3)), less the estimated face amount of the Reorganized Debtors’ net debt as of the Effective Date of approximately $26.6 million.

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The Debtors expect that an aggregate of 10,000,000 shares of New Common Stock will be issued under the Plan.  Based on the preceding estimate, immediately after the consummation of the Plan, the ownership of Reorganized RathGibson will be as described in the following table.

	Shares of New Common Stock	Percent Ownership
Class 4		[___]% - [___]%(2)
DIP Lenders		7.5%
Backstop Equity Investors		5% or 7.5%(3)

TOTAL		100.0%

(2) The total percent reflected is subject to dilution by the New Common Stock that may be issued pursuant to the Management Incentive Program and the New Common Stock to be issued pursuant to the Rights Offering.

(3) The total percent of New Common Stock to be received by the Backstop Equity Investors is 7.5% for a Rights Offering, the gross proceeds of which are above $50 million and, 5% for a Rights Offering, the gross proceeds of which equal to or below $50 million.

ARTICLE III.

BUSINESS DESCRIPTION AND CIRCUMSTANCES
THAT LED TO THESE REORGANIZATION CASES

3.1

The Debtors’ Businesses.

(a)

The Debtors.

The Debtors (together with their non-debtor subsidiaries, the “Company”), headquartered in Illinois, comprise one of the world’s leading specialty manufacturers of highly engineered premium stainless steel and alloy tubular products.  The Company’s products are designed to meet customer specifications and are used in environments that require high-performance characteristics, such as exceptional strength and the ability to withstand corrosive

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materials, extreme temperatures, or high pressure.  The Company sells over 1,000 products globally in diverse end-markets, including, among others: (a) chemical/petrochemical processing and power generation; (b) energy; (c) food, beverage and pharmaceuticals; and (d) general commercial markets.  The Company’s primary trade brands, RathTM, Gibson Tube® and GTC® are recognized as industry leaders, and the Company’s products have won numerous awards for quality and reliability from its customers.  In addition, the Company’s short customer lead times and custom product lengths further distinguish the Company from lower quality, standardized steel tubing and pipe products.

The Company primarily operates within certain niche sub-segments of the global welded and seamless tube industry, and mainly focuses on stainless steel tubing products, which are premium products that offer higher margins than those products manufactured from carbon steel.  The Company sells its products to value-added tubing distributors, original equipment manufacturers and engineering firms.

(b)

Company History.

In 1999, Rath Manufacturing Company Holdings, Inc., with operations in Janesville, Wisconsin, was combined with Gibson Tube Company, with operations in North Branch, New Jersey, to form RathGibson.  In 2003, the Company hired a new executive team that implemented a comprehensive set of operational initiatives at its Janesville, Wisconsin facility, which enhanced the Company’s efficiency and profitability.  These included improved purchasing activities, the reduction of scrap generation and the upgrading of equipment to increase throughput and reduce labor costs.  In October 2004, the Company integrated the management, business strategy, marketing and operations of its Janesville, Wisconsin and North Branch, New Jersey facilities and implemented the sharing of best practices between the two facilities.

On February 7, 2006, all of the equity interests of RathGibson were purchased by RGCH Holdings Corp. (“RGCH”), a wholly-owned subsidiary of RGCH Holdings LLC (“RGCH LLC”), an affiliate of Castle Harlan Partners IV, L.P., a private equity investment fund, and certain members of RathGibson’s senior management who exchanged a portion of their equity in RathGibson for equity in RGCH LLC.

On August 15, 2006, RathGibson acquired all of the outstanding equity interests of Greenville.  Greenville manufactures specialty stainless steel and nickel alloy tubular products for use in various end-markets.  Greenville is strategically focused on serving non-commodity niche tubing markets by providing tubing in custom sizes, small lots and non-traditional grades, while delivering orders with short lead times as compared to the industry.

On June 15, 2007, 100% of the equity of RGCH was purchased from RGCH LLC by RG Tube Holdings LLC (“RG Tube”), an affiliate of DLJ Merchant Banking Partners IV, L.P. and certain of its affiliated investment funds (“DLJ”) and certain members of RathGibson’s senior management who exchanged a portion of their equity in RGCH LLC for equity in RG Tube (such transaction, the “DLJ Acquisition”).

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On February 27, 2008, the Company entered into an asset purchase agreement with Mid-South Control Line, Inc. (“Mid-South”), whereby the Company acquired substantially all of the assets and assumed certain of the liabilities of Mid-South.  Mid-South is a distributor of stainless steel and nickel alloy tubing and accessories in the domestic and international oil and gas industry.

(c)

Products.

The Company primarily produces stainless steel tubing, which is typically either welded or seamless.  Welded stainless steel and specialty alloy tubular products are desirable in applications that require exceptional strength, resistance to corrosion and the ability to withstand intense heat and pressure, such as energy applications.  Furthermore, the easy cleaning, tolerance of sterilizing cycles and non-contaminating characteristics of stainless steel tubing make it the first choice for hygienic environments, such as pharmaceutical and food processing facilities, hospitals and kitchens.

Welded tubing, which is the Company’s primary product, has become increasingly popular globally for most applications due to its dimensional and wall thickness, consistency and concentricity, corrosion resistance, mechanical strength and lower cost relative to seamless tubing, primarily attributable to steadily improving production technology.  Welded tubes are manufactured by using consecutively smaller precision dies to roll strips of material into tubular shapes, while various welding technologies connect the edges to form a longitudinal seam.  The tubes are then heat treated and tested for product integrity during the manufacturing process.  This operation is more cost effective than seamless tubing because it is continuous, with the rolling, welding and testing taking place on the same mill.

The Company manufactures its tubing to comply with major industry standards, such as those of the American Society of Mechanical Engineers and the American Society for Testing Materials.  The Company also seeks to ensure high quality products by employing multiple non-destructive testing techniques, such as film based x-ray, digital radiography, ultrasonic testing, dual frequency eddy current testing, hydrostatic testing, air underwater testing and metallographic examination.  Approximately 70% of the Company’s products are designed to meet customer specifications.

(1)

Chemical/Petrochemical Processing and Power Generation Products.

The Company’s chemical/petrochemical processing and power generation products include stainless steel tubing used in heat exchangers and condensers as well as nickel alloy and titanium tubing.  Heat exchangers transfer heat from one fluid or gas to another using various media such as air, gas, water, steam, oil, refrigerant, heat transfer fluids, glycol or polymers and are used for many manufacturing processes.  The Company’s tubing is primarily utilized in shell and tube heat exchangers, which consist of a bundle of tubes, 30,000 feet on average, enclosed in a cylindrical shell.  Shell and tube heat exchangers comprise approximately 30% of the market for heat exchangers.  Demand in this market primarily is driven by both new and refurbishment capital spending by the Company’s chemical and petrochemical customers such as ExxonMobil, Shell Oil, DuPont and Monsanto.

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(2)

Energy Products.

The Company’s energy products include pressure coils, encapsulated wires and subsea umbilical tubing.  Demand for these products primarily is driven by oil and gas production.

(3)

Food, Beverage and Pharmaceutical Products.

The Company’s food, beverage and pharmaceutical products include high purity/electropolished and beverage coil tubing.  High purity tubing is common in the food and beverage equipment market, as it meets stringent standards due to its surface finish and ease of cleaning.  The internal and external surfaces of high purity tubes have enhanced smoothness which reduces the risk of contaminants adhering to the inside of the tubes.  Demand for these products is driven by new pharmaceutical development and increased international demand for high purity products.

(4)

General Commercial Products.

The Company’s commercial quality tubing products are used by a variety of customers in various markets either for their pressure retention, mechanical properties or corrosion resistance.  The Company produces tubing to perform in a wide variety of applications, including such divergent uses as sprinkler systems and misting systems, conveyor belt rollers, car wash equipment, and for use in chemical plants, pulp and paper plants and for power generation applications.  As a result of their broad range of end-users, demand for these products is driven by overall economic conditions.

(d)

Facilities and Offices.

The Company is headquartered in Lincolnshire, Illinois, and has four facilities located in Wisconsin, New Jersey, Louisiana and Arkansas.  The Wisconsin facility produces welded straight tubing products; the Arkansas facility produces seamless straight tubing products, and the New Jersey facility primarily produces coiled tubing products. The Louisiana facility is primarily a distribution facility with a significant portion of its products purchased from the New Jersey plant.  The Company’s state-of-the-art production facilities use internally developed proprietary manufacturing and welding techniques and sophisticated finishing processes.  The Company has the capability to manufacture products from over 35 different high-performance alloys.  As customers’ delivery requirements are often shorter than suppliers lead times, the Company carries significant inventories of raw materials.

In addition to their domestic facilities, the Debtors have three non-debtor foreign subsidiaries (the “Foreign Subs”), which operate sales offices, located in Australia, Singapore and India.  In addition, RathGibson maintain sales offices in China, Korea, Austria, Bahrain and Argentina (the “International Sales Offices”).  The Foreign Subs and the International Sales Offices together employ a total of 13 employees.  The International Sales Offices provide the Debtors with access to a wide variety of markets in which they would otherwise be unable to readily sell their goods.

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(e)

Operations.

(1)

Suppliers.

The principal raw material inputs for the Company’s products include stainless steel, specialty alloys, titanium and industrial gases, such as hydrogen and argon.  The Company’s large volume of stainless steel purchases historically enabled it to negotiate favorable purchasing terms from suppliers of stainless steel.

(2)

Competition.

Global production of welded stainless steel tube and pipe products in the Company’s industry niche sub-segments is largely concentrated in the United States.  However, the Company also competes with a limited number of European and Asian manufacturers, primarily with respect to the Company’s foreign sales.  Domestically, the Company faces limited competition from foreign manufacturers due to shipping costs, longer lead times and the limited experience of most foreign manufacturers working with specialty alloys and producing the fully finished tubular products that customers for the Company’s industry sub-segments demand.

The Company competes primarily on the basis of price, quality, service and ability to fill orders on a timely basis.  The Company faces competition in the markets for each of the products it manufactures and its primary competitors are specialty manufacturers of tubular products that are believed to have annual net sales in the Company’s product lines that are significantly less than the Company’s.  These specialty manufacturers typically manufacture one or two products with which the Company’s products compete, and the Company therefore often has different competitors in the markets for each of its products.

(3)

Government Regulation.

The Company’s manufacturing facilities are subject to many federal, state and local environmental laws, ordinances and regulations that limit discharges into the environment, establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of hazardous materials, substances and waste, and require cleanup of contaminated soil and groundwater.  These laws, ordinances and regulations are complex, change frequently and have tended to become more stringent over time.  Many of them provide for substantial fines and penalties, orders (including orders to cease operations) and criminal sanctions for violations.  They may also impose liability for property damage and personal injury stemming from the presence of, or exposure to, hazardous substances.  The Company is unaware of any existing, pending, or threatened contingent liability that may have a material adverse effect on its ongoing business operations.

The Company’s operations also are governed by laws and regulations relating to workplace safety and worker health and regulations which, among other requirements, establish lifting, noise and dust standards.  The Company believes it is in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its results of operations or financial condition.

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3.2

Summary of Corporate Structure.

RG Tube, a limited liability company, is the ultimate parent of the other Debtors.  The majority of the equity of RG Tube is held by DLJ.  RG Tube owns 100% of the equity interest of RGCH, which is the direct parent of RathGibson.  RathGibson is the direct parent of Greenville, a Debtor, as well as the three non-Debtor Foreign Subs, whose primary purpose is to assist the Debtors in their foreign sales.

3.3

Debtors’ Prepetition Capital and Debt Structure.

The Debtors are party to the senior secured revolving Prepetition Credit Agreement, dated as of February 7, 2006, by and among RathGibson, as borrower, RGCH and Greenville, as guarantors, the Prepetition Secured Lender (as explained in more detail in Section 4.2 below), and General Electric Capital Corporation, as agent (“GECC”).  The maximum borrowing capacity under the Prepetition Credit Agreement is $90 million, subject to borrowing base availability.  As of the Petition Date, the outstanding balance under the Prepetition Credit Agreement, including principal and interest, was approximately $55.35 million, which debt is secured by substantially all of the Debtors’ assets.

In addition, pursuant to an indenture, dated as of February 7, 2006, RathGibson issued the Senior Notes in the aggregate principal amount of $200 million.  The Senior Notes bear interest at the annual rate of 11.25% and are due on February 15, 2014.  The Senior Notes are unsecured obligations of RathGibson, and are guaranteed by Greenville.  As of the Petition Date, the outstanding balance of the Senior Notes, including principal and interest, was approximately $209.2 million.

In connection with the DLJ Acquisition, Holdings issued payment-in-kind notes in the aggregate principal amount of $115.0 million, pursuant to the PIK Note Agreement (such notes, the “PIK Notes”).  The PIK Notes bear interest at the annual rate of 13.5% and are due on June 15, 2015.  The PIK Notes are unsecured and structurally subordinate to the Senior Notes.  As of the Petition Date, the outstanding balance of the PIK Notes, including principal and interest, was approximately $152.2 million.  The other Debtors are not a party to any agreement related to the PIK Notes and do not have any obligations (including any guarantee obligations) in respect of the PIK Notes.

In addition, Greenville is party, with RathGibson as guarantor, to an approximately $1.6 million secured industrial development revenue bond with the City of Clarksville, Arkansas, due December 30, 2014, the proceeds of which were used to fund a project at the Company’s Clarksville, Arkansas facility.

The Debtors estimate that as of the Petition Date, they had approximately $4.3 million in unpaid ordinary course trade obligations, including intercompany obligations, which were de minimis.

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ARTICLE IV.

EVENTS LEADING TO CHAPTER 11 FILING

4.1

The Debtors’ Financial Position.

The Company had net losses of approximately $216 million in total for the fiscal year ended January 31, 2009.  As of April 30, 2009, the Debtors’ unaudited consolidated balance sheet reflected total current assets of approximately $92 million and total current liabilities of approximately $32.6 million.

4.2

Events Leading to the Formulation of the Plan.

Leading up to the commencement of these chapter 11 cases, the Debtors have faced significant operational challenges, including, inter alia:  (i) a decline in the demand for the Debtors’ products as a result of various macroeconomic factors; (ii) a decline in value of raw materials and other inventory held by the Debtors; and (iii) revenue shortfalls in the Debtors’ businesses that have impacted profitability.

In February 2009, Moody’s Investors Service downgraded the Company’s credit ratings from B3 to Caa2 with a revision to the Company’s outlook from stable to negative.  The operational challenges and resulting impact on the Debtors’ financial condition led to issues on the Debtors’ ability to satisfy certain covenants under the Credit Agreement, compromising their ability to borrow thereunder without certain waivers or amendments under the Prepetition Secured Credit Agreement.

The Debtors’ increasing liquidity issues and the looming interest payment of $11.25 million under the Senior Notes, due on August 15, 2009, raised questions by the Debtors’ auditors about the Debtors’ ability to continue as a going-concern enterprise.  These questions led the Debtors to file a Form 12b-25 with the SEC delaying the filing of its Form 10-K.

The 12b-25 and the Form 10-K filed in May 2009 and the Form 10-Q filed in June 2009 disclosed the negative trend in the Company’s financial condition, its covenant compliance issues and its strained liquidity position.  In May 2009, Standard & Poor’s also downgraded the Company’s credit ratings from B to CCC+ with a revision to the Company’s outlook from negative to watch negative.  In June 2009, Moody’s further downgraded the Company’s credit ratings.

The Debtors have been continuously exploring their options for addressing their liquidity and capital structure issues with their lenders, noteholders and other constituents.

As a result of the severe liquidity issues facing the Company, in June 2009, the Company began exploring opportunities to obtain additional funding.  The liquidity was especially needed because the Debtors were close to covenant breaches under their credit agreement and insufficient availability to meet its liabilities to trade creditors.    At that time, the then prepetition secured lenders also were conducting an inventory valuation, which upon conclusion may have left the Company with no borrowing base availability under the Prepetition

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Secured Credit Agreement.  In light of the liquidity crisis facing the Company, the Company’s advisors reached out to parties who may have had an interest in providing additional financing to the Company and required the submission of a commitment letter, in a very short period of time, to provide funding to the Company to enable it to continue its operations.

As a result of this urgent need for additional liquidity, on June 19, 2009, one of the DIP Lenders, took assignment5 of the prepetition secured debt and entered into an amendment to the Prepetition Credit Agreement to provide, among other things, the Company with much needed liquidity necessary to operate their businesses.  Also on June 19, 2009, the Debtors negotiated a term sheet and signed a commitment letter (the “Commitment Letter”) with certain of the DIP Lenders outlining the terms and conditions of the DIP Facility.

As required by the terms of the Commitment Letter, and after good faith negotiations, the Debtors negotiated the terms of the Plan Support Agreement with an informal committee of the holders of the Senior Notes, which committee includes certain of the DIP Lenders, and the Plan.  The Plan Support Agreement was executed by certain holders of the Senior Notes representing approximately 73% in principal amount of the Senior Notes, each of whom agreed to vote in favor of the Plan if certain conditions are met in accordance with the terms of the Plan Support Agreement.

Under the Plan, among other things, it is contemplated that the Plan will provide for the unimpairment of Allowed General Unsecured Claims against RathGibson and Greenville, and for the conversion of the Senior Notes (and Senior Note Guaranty Claims against Greenville) into a majority of the Debtors’ post-restructuring equity, subject to dilution by the DIP Lender Stock, the New Common Stock to be issued pursuant to the Rights Offering, the Backstop Stock and the New Common Stock that may be issued pursuant to the Management Incentive Plan.  In light of the overwhelming support of the Plan, the Debtors hope to be able to quickly file and confirm the Plan and emerge from chapter 11.

ARTICLE V.

REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that unless the terms of section 1129(b) of the Bankruptcy Code are satisfied, for the Bankruptcy Court to confirm the Plan as a consensual plan, the holders of impaired Claims against the Debtors in each Class of impaired Claims must accept the Plan by the requisite majorities set forth in the Bankruptcy Code.  An impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in amount of the Claims in such Class actually voting on the Plan have voted to accept it, and (b)

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more than one-half in number of the holders in such Class actually voting on the Plan have voted to accept it (such votes, the “Requisite Acceptances”).

In light of the significant benefits to be attained by the Debtors and their creditors if the transactions contemplated by the Plan are consummated, the Debtors recommend that all holders of Claims entitled to do so, vote to accept the Plan.  The Debtors reached this decision after considering available alternatives to the Plan and their likely effect on the Debtors’ business operations, creditors, and shareholders.  These alternatives included liquidation of the Debtors under chapter 7 of the Bankruptcy Code or an alternative reorganization under chapter 11 of the Bankruptcy Code.  The Debtors determined, after consulting with their legal and financial advisors, that the Plan, if consummated, will maximize the value of these estates for stakeholders, as a result of the compromises and settlements embodied therein, as compared to any other out-of-court refinancing scenario reasonably available, or any other chapter 11 reorganization strategy or a liquidation under chapter 7.  For all of these reasons, the Debtors support the Plan and urge the holders of Claims entitled to vote on the Plan to accept and support it.  The Ad Hoc Committee strongly urges holders of Claims, including all holders of Class 4 and Class 8 Claims, to vote to accept the Plan, and believe the Plan represents the best way to maximize recoveries in these cases.

ARTICLE VI.

THE PLAN

6.1

Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders.  In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the Petition Date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any Person acquiring property under the plan and any creditor or equity interest holder of a debtor.  Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

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In general, a chapter 11 plan of reorganization (a) divides claims and equity interests into separate classes, (b) specifies the property, if any, that each class is to receive under the plan, and (c) contains other provisions necessary to the reorganization of the debtor and that are required or permitted by the Bankruptcy Code.

Pursuant to section 1125 of the Bankruptcy Code, acceptance or rejection of a plan may not be solicited after the commencement of the Reorganization Cases until such time as the court has approved the Disclosure Statement as containing adequate information.  Pursuant to section 1125(a) of the Bankruptcy Code, “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan.  To satisfy applicable disclosure requirements, the Debtors submit this Disclosure Statement to holders of Claims that are impaired and not deemed to have rejected the Plan.

6.2

Intercompany Claims.

On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors and acceptable to the Ad Hoc Committee).

6.3

Overview of the Plan.

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO.

The Plan classifies Claims and Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests.  Claims and Interests shall be included in a particular Class only to the extent such Claims or Interests qualify for inclusion within such Class.  The Plan separates the various Claims and Interests (other than those that do not need to be classified) into ten (10) separate Classes.  These Classes take into account the differing nature and priority of Claims against, and Interests in, the Debtors.  Unless otherwise indicated, the characteristics and amounts of the Claims or Interests in the following Classes are based on the books and records of the Debtors.

This section summarizes the treatment of each of the Classes of Claims and Interests under the Plan, describes the capital structure of the Reorganized Debtors, and describes other provisions of the Plan.  Only holders of Allowed Claims — Claims that are not in dispute, contingent, or unliquidated in amount and are not subject to an objection or an estimation request — are entitled to receive distributions under the Plan.  For a more detailed description of the definition of “Allowed,” see Article I of the Plan.  Until a Disputed Claim becomes Allowed, no distribution of Cash, securities and/or other instruments or property otherwise available to the holder of such Claim will be made.

The Plan is intended to enable the Debtors to continue present operations without the likelihood of a subsequent liquidation or the need for further financial reorganization.  The

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Debtors believe that they will be able to perform their obligations under the Plan and meet their expenses after the Effective Date without further financial reorganization.  Also, the Debtors believe that the Plan permits fair and equitable recoveries, while expediting the reorganization of the Debtors.

The Confirmation Date will be the date that the Confirmation Order is entered by the Clerk of the Bankruptcy Court.  The Effective Date will be the first Business Day on or after the Confirmation Date on which all of the conditions to the Effective Date specified in Section 11.2 of the Plan have been satisfied or waived and the parties have consummated the transactions contemplated by the Plan.

The Debtors anticipate that the Effective Date will occur prior to November 10, 2009.  Resolution of any challenges to the Plan may take time and, therefore, the actual Effective Date cannot be predicted with certainty.

Other than as specifically provided in the Plan, the treatment under the Plan of each Claim and Interest will be in full satisfaction, settlement, release and discharge of all Claims or Interests.  The Reorganized Debtors will make all payments and other distributions to be made under the Plan unless otherwise specified.

All Claims and Interests, except DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article IV of the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified, and the holders thereof are not entitled to vote on the Plan.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A Claim or Interest also is placed in a particular Class for all purposes, including voting, confirmation and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code.  However, a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

(a)

Unclassified Claims.

(1)

DIP Claims.

In full satisfaction, settlement, release and discharge of the Allowed DIP Claims, on the Effective Date: (a) the holders of Allowed DIP Claims shall be paid in full in Cash from existing cash on hand, the proceeds of the Exit Facility and/or the Rights Offering on account of such Allowed DIP Claims; and (b) the DIP Lenders shall receive their Pro Rata Share of the DIP Lender Stock.  The liens and security interests securing the DIP Claims shall continue in full force and effect until the DIP Claims have been paid in full in Cash.

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(2)

Administrative Expense Claims.

Time for Filing Administrative Expense Claims: The holder of an Administrative Expense Claim, other than the holder of:

a.

a Fee Claim;

b.

an Administrative Expense Claim that has been Allowed on or before the Effective Date;

c.

an Administrative Expense Claim for an expense or liability incurred and payable in the ordinary course of business by a Debtor;

d.

an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court;

e.

an Administrative Expense Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or advancement of expenses pursuant to: (A) any Debtor’s certificate of incorporation, by-laws, or similar organizational document or (B) any indemnification or contribution agreement approved by the Bankruptcy Court;

f.

an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses;

g.

an Ad Hoc Committee Fee Claim; and

h.

a Senior Notes Indenture Trustee Claim,

must file with the Bankruptcy Court and serve on the Debtors, the Claims Agent, the Creditors’ Committee and the Office of the United States Trustee, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (the “Administrative Bar Date”).  Such proof of Administrative Expense Claim must include at a minimum:  (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.  FAILURE TO FILE AND SERVE SUCH PROOF OF

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ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND DISCHARGED.

Treatment of Administrative Expense Claims:  Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Reorganized Debtor Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such liabilities.

In the case of the Senior Notes Indenture Trustee Claims, such Senior Notes Indenture Trustee Claims will be paid in the ordinary course of business (subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith and without the requirement to file a fee application with the Bankruptcy Court) but no later than the Effective Date; provided, that such fees, costs and expenses are reimbursable under the terms of the Senior Notes Indenture; and provided further, however, that the Senior Notes Indenture Trustee will receive payment in the ordinary course of business (subject to the Reorganized Debtors’ prior receipt of invoices and reasonable documentation in connection therewith) for all reasonable fees, costs, and expenses incurred after the Effective Date in connection with the distributions required pursuant to section 7.9 of the Plan or the implementation of any provisions of the Plan.

In the case of the Ad Hoc Committee Fee Claims, such Ad Hoc Committee Fee Claims will be paid in full in Cash on the Effective Date for all reasonable fees and expenses incurred up to the Effective Date (without the requirement to file a fee application with the Bankruptcy Court).  In the event that the Debtors dispute all or a portion of the Ad Hoc Committee Fee Claims, the Debtors shall pay the undisputed amount of such Ad Hoc Committee Fee Claims, and segregate the remaining portion of such Ad Hoc Committee Fee Claims until such dispute is resolved by the parties or by the Bankruptcy Court.

(3)

Fee Claims.

Time for Filing Fee Claims:  Any Professional Person seeking allowance by the Bankruptcy Court of a Fee Claim shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than forty-five (45) days after the Effective Date.  FAILURE TO FILE AND SERVE SUCH FEE APPLICATION TIMELY AND PROPERLY SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISCHARGED.

Objections to such Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than no later than sixty-five (65) days

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after the Effective Date or such other date as established by the Bankruptcy Court, or such other date as established by the Bankruptcy Court; provided, however, that, pursuant to the Plan Support Agreement, on the Effective Date, without the requirement to file a fee application to the Bankruptcy Court, the Debtors shall pay the Ad Hoc Committee Fee Claims, in accordance with section 3.2(b) of the Plan, in full in Cash.

Treatment of Fee Claims:  All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in such amounts as are approved by the Bankruptcy Court: (i) upon the later of (x) the Effective Date, and (y) ten (10) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors.  On the Effective Date, to the extent known, the Reorganized Debtors shall reserve and hold in a segregated account Cash in an amount equal to the accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Allowed Fee Claims have been paid in full or all remaining Fee Claims have been Disallowed by Final Order, at which time any remaining Cash in the segregated account shall become the sole and exclusive property of the Reorganized Debtors.

(4)

U.S. Trustee Fees.

The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the later of: (i) the Effective Date, or (ii) the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Reorganization Case or the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.

(5)

Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors or Reorganized Debtors’ discretion, either: (i) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Claim, or (ii) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due.

Interest Will Not Accrue After Petition Date

Unless otherwise specified in the Plan or by order of the Bankruptcy Court, no interest will accrue or be paid on an Allowed Claim, for any purpose, on or after the Petition Date

(b)

Classification of Claims and Interests.

(1)

Priority Non-Tax Claims (Class 1).

Voting:  Class 1 is unimpaired and deemed to accept the Plan.  For this reason, holders of Priority Non-Tax Claims are not entitled to vote.

Treatment Under Plan:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment and after the date a Priority Non-Tax Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, the holder of such Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an amount equal to such Claim.

(2)

Other Secured Claims (Class 2).

Voting:  Class 2 is unimpaired and deemed to accept the Plan.  For this reason, holders of Other Secured Claims are not entitled to vote.

Treatment Under Plan:  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment and after the date an Other Secured Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, each holder of such Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 2 Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor or Reorganized Debtor, without further notice to or order of the Bankruptcy Court.  Each holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided in the Plan.  On the full payment or other satisfaction of such Claims in accordance with the Plan, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

Deficiency Claims:  To the extent that the value of the Collateral securing each Other Secured Claim is less than the amount of such Other Secured Claim, the undersecured portion of such Claim shall be treated for all purposes under the Plan as an Allowed General Unsecured Claim and shall be classified as a General Unsecured Claim.

(3)

Prepetition Secured Credit Agreement Claims (Class 3).

Voting:  Class 3 is unimpaired and deemed to accept the Plan.  For this reason, holders of Senior Lender Claims are not entitled to vote.

Allowance:  Except to the extent that the Prepetition Secured Credit Agreement Claims of the Prepetition Secured Lender and the Prepetition Secured Agent are otherwise paid prior to the Effective Date, such Prepetition Secured Credit Agreement Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in an aggregate amount equal to (i) $55.35 million plus (ii) any accrued and unpaid interest at the non-default contract rate under the Prepetition Secured Credit Agreement as of the Effective Date, except to the extent such interest is otherwise provided in the Plan to be paid or satisfied, plus (iii) unpaid professional fees and expenses, as provided for in the Prepetition Secured Credit Agreement and the DIP Orders plus (iv) all other Obligations as defined in the Prepetition Secured Credit Agreement; provided that, with respect to section 5.3(a)(iii) and (iv), of the Plan the Prepetition Secured Agent must provide a written notice to the Debtors (with a copy to counsel for the Debtors) of any such unpaid professional fees and expenses and unpaid Obligations no later than two days prior to the Effective Date.  In the event the Debtors dispute any such professional fees, expenses or Obligations, the Debtors shall pay the undisputed amount of such professional fees, expenses or Obligations, and segregate the remaining portion of such professional fees, expenses or Obligations until such dispute is resolved by the parties or by the Bankruptcy Court.

Treatment Under Plan:  To the extent not already paid in full prior to the Effective Date pursuant to the terms of DIP Orders or otherwise, on the Effective Date, or as soon as practicable thereafter, the Allowed Prepetition Secured Credit Agreement Claims shall be paid in full, in Cash, in complete and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Claims.

(4)

Senior Notes Claims (Class 4).

Voting:  Class 4 is impaired and the holders of Claims in Class 4 are entitled to vote to accept or reject the Plan.

Allowance:  The Senior Notes Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in aggregate amount equal to (i) $200 million, plus (ii) all accrued and unpaid interest at the non-default contract rate under the Senior Notes Indenture as of the Effective Date, except to the extent such interest is otherwise provided herein to be paid or satisfied, plus (iii) all other Obligations as defined in the Senior Notes Indenture; provided that, with respect to section 5.4(a)(iii) of the Plan, the Senior Notes Indenture Trustee must provide a written notice to the Debtors (with a copy to counsel for the Debtors) of any such unpaid Obligations no later than two days prior to the Effective Date.  In the event the Debtors dispute any such Obligations, the Debtors shall pay the undisputed amount of such Obligations, and segregate the remaining portion of such Obligations until such dispute is resolved by the parties or by the Bankruptcy Court.

Treatment Under Plan:  On the Effective Date, or as soon thereafter as reasonably practicable, each holder of an Allowed Senior Notes Claim shall receive, subject to the terms of the Plan and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claim:

(i)

its Pro Rata Share of 100% of the New Common Stock, subject to dilution by: (A) the DIP Lender Stock; (B) the Backstop Stock;
(C) the New Common Stock that may be issued pursuant to the Management Incentive Plan; and (D) the New Common Stock issued pursuant to the Rights Offering;

(ii)

Rights in proportion to such holder’s Pro Rata Share of the Senior Notes in accordance with the Rights Offering Procedures; and

(iii)

as part of the distribution to Class 4 (but in addition to, and not in reduction of, amounts to be distributed to holders of Senior Notes Claims), the Debtors shall pay the Ad Hoc Committee Fee Claims, without the need for any application to the Bankruptcy Court.

(5)

Rath General Unsecured Claims (Class 5).

Voting:  Class 5 is unimpaired and deemed to accept the Plan.  For this reason, holders of Rath General Unsecured Claims are not entitled to vote.

Treatment Under Plan:  Except to the extent that a holder of an Allowed Rath General Unsecured Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Rath General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Rath General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Rath General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Rath General Unsecured Claim is entitled, or otherwise leaves such Allowed Rath General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

(6)

Existing Rath Securities Laws Claims (Class 6).

Voting:  Class 6 is impaired and deemed to reject the Plan.  For this reason, holders of Existing Rath Securities Laws Claims are not entitled to vote on the Plan.

Treatment Under Plan:  Holders of Existing Rath Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Rath Securities Laws Claims.

(7)

Existing Rath Interests (Class 7).

Voting:  Class 7 is impaired and deemed to reject the Plan.  For this reason, holders of Existing Rath Interests are not entitled to vote on the Plan.

Treatment:  Existing Rath Interests shall be cancelled and holders of Existing Rath Interests shall not be entitled to any distribution under the Plan.

(8)

Senior Note Guaranty Claims (Class 8).

Voting:  Class 8 is impaired and the holders of Claims in Class 8 are entitled to vote to accept or reject the Plan.

Treatment Under Plan:  The Plan Distribution to holders of Class 4 Senior Notes Claims shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for the Senior Note Guaranty Claims.

(9)

Greenville General Unsecured Claims (Class 9).

Voting:  Class 9 is unimpaired and deemed to accept the Plan.  For this reason, holders of Greenville General Unsecured Claims are not entitled to vote.

Treatment Under Plan:  Except to the extent that a holder of an Allowed Greenville General Unsecured Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Greenville General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Greenville General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Greenville General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Greenville General Unsecured Claim is entitled, or otherwise leaves such Allowed Greenville General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

(10)

Existing Greenville Securities Laws Claims (Class 10).

Voting:  Class 10 is impaired and deemed to reject the Plan.  For this reason, holders of Existing Greenville Securities Laws Claims are not entitled to vote on the Plan.

Treatment Under Plan:  Holders of Existing Greenville Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Greenville Securities Laws Claims.

6.4

Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests

(a)

Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Claims in such Class, and more than one-half (1/2) in number of holders of such Claims that have voted on the Plan.

(b)

Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

(c)

Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

(d)

Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

(e)

Confirmation of All Cases.

Except as otherwise specified in the Plan, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, however, that the Debtors, with the consent of the Ad Hoc Committee, may at any time waive this provision.

Important Note on Estimates

The estimates in the tables and summaries in this Disclosure Statement may differ from actual distributions because of variations in the asserted or estimated amounts of Allowed Claims, the existence of Disputed Claims and other factors.  Statements regarding projected amounts of Claims or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations as to the accuracy of these amounts.  Except as otherwise indicated, these statements are made as of July 10, 2009, and the delivery of this Disclosure Statement will not, under any circumstances, imply that the information contained in this Disclosure Statement is correct at any other time.  Any estimates of claims or interests in this Disclosure Statement may vary from the final amounts of claims or interests allowed by the Bankruptcy Court.

In addition, the estimated valuation of Reorganized RathGibson and the New Common Stock and the estimated recoveries to holders of Claims are not intended to represent the value at which the New Common Stock could be sold if a market for such securities emerges.  See the risk factor regarding the anticipated lack of active trading market for the New Common Stock, located in Article XII.

6.5

Summary of Capital Structure of Reorganized Debtors.

The following table summarizes the capital structure of the Reorganized Debtors, including the post-Effective Date financing arrangements the Reorganized Debtors expect to enter into to fund their obligations under the Plan and provide for their post-Effective Date working capital needs.  The anticipated principal terms of the following instruments are described in more detail below.  The summary of the Reorganized Debtors’ capital structure is qualified in its entirety by reference to the Plan and the applicable Plan Documents.

Instrument	Description

Exit Facility

On the Effective Date, either or both of the Reorganized Debtors will enter into an exit financing facility with the Exit Lenders and the applicable administrative agent, pursuant to the Exit Credit Agreement, in such amount and on such terms as acceptable to the Debtors and the Ad Hoc Committee.

New Common Stock	On the Effective Date, Reorganized RathGibson will issue the New Common Stock.

(a)

Description of New Common Stock.

(1)

Issuance.

The New Common Stock will be issued to the holders of Allowed Class 4 Senior Notes Claims, subject to dilution by the DIP Lender Stock, the Backstop Stock, the New Common Stock that may be issued pursuant to the Management Incentive Plan, and the New Common Stock issued pursuant to the Rights Offering.

(2)

Organizational Documents.

On the Effective Date, the Amended Certificates of Incorporation and Amended By-Laws, each substantially in the form to be contained in the Plan Supplement, will be automatically authorized, approved and adopted by the Reorganized Debtors.

(3)

New Common Stock.

On the Effective Date, Reorganized RathGibson will issue the New Common Stock, and such shares will be issued pursuant to section 1145 of the Bankruptcy Code.

(4)

Restrictions on Transfer.

In order to avoid the expense and administrative burden of complying with the reporting obligations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amended Certificate of Incorporation of RathGibson will contain restrictions on transfer of the New Common Stock and any option, warrant or other right to purchase or otherwise acquire New Common Stock, designed to ensure that there will be less than 500 record holders of New Common Stock (determined pursuant to the Exchange Act).  These transfer restrictions will remain in place until (a) the Board of Directors of Reorganized RathGibson determines otherwise, or (b) the Reorganized RathGibson Certificate of Incorporation is amended to provide otherwise.  As such, the Reorganized RathGibson Certificate of Incorporation will require notice to Reorganized RathGibson of any proposed transfer of New Common Stock and will restrict such transfer if Reorganized RathGibson’s board of directors reasonably determines that the transfer would, if effected, result in Reorganized RathGibson having 500 or more holders of record (determined pursuant to the Exchange Act), or otherwise subject Reorganized RathGibson to any reporting obligations under the Exchange Act.

6.6

Means for Implementation.

(a)

Non-Substantive Consolidation

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ estates, and on the Effective Date, the Debtors’ estates shall not be deemed to be substantively consolidated for purposes thereof.  Except as specifically set forth herein, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor.  Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Reorganization Case, will be treated as holding a separate claim against each Debtor’s estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus postpetition interest, if and to the extent provided in the Plan), and such Claims will be administered and treated in the manner provided in the Plan.

(b)

Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

Except as otherwise provided in the Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Certificates of Incorporation and Amended By-Laws of the Reorganized Debtors, for the purposes of satisfying their obligations under the Plan and the continuation of their businesses.  On or after the Effective Date, each Reorganized Debtor, in its sole and exclusive discretion, may take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, but not limited to, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor, or its Subsidiary and/or affiliate; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s case on the Effective Date or any time thereafter.

(b)

Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all claims, rights and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances and Interests.  Subject to Section 7.2(a) of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

(c)

Cancellation of Credit Agreements, Existing Securities and Agreements.

Except for the purpose of evidencing a right to distribution under the Plan, and except as otherwise set forth in the Plan, on the Effective Date all agreements, instruments, and other documents evidencing any Claim or Interest, other than RathGibson’s Interest in Greenville, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect.  Notwithstanding the foregoing, the Senior Notes Indenture shall continue in effect to the extent necessary to allow the Reorganized Debtors and the Senior Notes Indenture Trustee to make distributions pursuant to the Plan on account of the Senior Notes Claims, and the Senior Notes Indenture Trustee shall maintain any charging lien such Senior Notes Indenture Trustee may have for any fees, costs and expenses under the Senior Notes Indenture or other agreements until all such fees, costs, and expenses are paid pursuant to the Plan or otherwise; provided, however, that such rights and liens are limited to the distributions, if any, to the holders of Senior Notes.  The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.  Except as provided pursuant to the Plan, the Senior Notes Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Senior Notes.

(d)

Cancellation of Certain Existing Security Interests.

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any Collateral or other property of either Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

(e)

Officers and Boards of Directors.

See Article XI, “Governance of Reorganized Debtors,” below.

(f)

Management Incentive Plan.

After the Effective Date, the board of directors of Reorganized RathGibson will be authorized to implement, in its sole discretion, the Management Incentive Plan.

(g)

Corporate Action.

The Reorganized Debtors shall serve on the United States Trustee quarterly reports of the disbursements made until such time as a final decree is entered closing the applicable Reorganization Case or the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.  Any deadline for filing Administrative Expense Claims shall not apply to fees payable pursuant to section 1930 of title 28 of the United States Code.

On the Effective Date, the Amended Certificates of Incorporation and Amended By-Laws, or other applicable corporate organizational documents, of each of the Reorganized Debtors shall be amended and restated and deemed authorized in all respects, substantially final forms of which will be contained in the Plan Supplement.

Any action under the Plan to be taken by or required of the Debtors, the Reorganized Debtors, including, without limitation, the adoption or amendment of certificates of incorporation and by-laws, the issuance of securities and instruments or the selection of officers or directors, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or Reorganized Debtors’ boards of directors or managers, as applicable, or security holders.

The Debtors, the Reorganized Debtors, shall be authorized to execute, deliver, file, and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, without the necessity of any further Bankruptcy Court, corporate, board, member or shareholder approval or action.  In addition, the selection of the Persons who will serve as the initial directors, officers and managers of the Reorganized Debtors as of the Effective Date shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the board of directors, board of managers, or stockholders of the applicable Reorganized Debtor.

(h)

New Stockholders Agreement

On the Effective Date, Reorganized RathGibson and all of the holders of New Common Stock and other securities of Reorganized RathGibson (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New Common Stock) then outstanding shall be deemed to be parties to the New Stockholders Agreement, substantially in the form contained in the Plan Supplement, without the need for execution by any such holder other than Reorganized RathGibson.  The New Stockholders Agreement shall be binding on all parties receiving, and all holders of, New Common Stock and other securities of Reorganized RathGibson (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New Common Stock) regardless of whether such parties execute the New Stockholders Agreement.

(i)

Authorization, Issuance and Delivery of New Common Stock.

On the Effective Date, Reorganized RathGibson is authorized to issue or cause to be issued the New Common Stock for distribution in accordance with the terms of this Plan and the Amended Certificate of Incorporation of Reorganized RathGibson, without the need for any further corporate or shareholder action.  Certificates of New Common Stock shall bear a legend restricting the sale, transfer, assignment or other disposal of such shares, which restrictions are more fully set forth in the Amended Certificate of Incorporation of Reorganized RathGibson.

The New Common Stock shall not be registered under the Securities Act of 1933, as amended, and shall not be listed for public trading on any securities exchange.  Distribution of New Common Stock shall be made by delivery of one or more certificates representing such shares as described herein or made by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, as provided in Section 8.4(b) of the Plan.

In the period pending distribution of the New Common Stock to any holder entitled pursuant to the Plan to receive New Common Stock, such holder shall be bound by, have the benefit of, and be entitled to enforce the terms and conditions of the New Stockholders Agreement and shall be entitled to exercise any voting rights and receive any dividends or other distributions payable in respect of such holder’s New Common Stock (including receiving any proceeds of permitted transfers of such New Common Stock) and to exercise all other rights in respect of the New Common Stock (so that such holder shall be deemed for tax purposes to be the owner of the New Common Stock).

(j)

Exit Credit Agreement.

On the Effective Date, without any requirement of further action by security holders or directors of the Debtors, either or both of the Reorganized Debtors shall be authorized to enter into the Exit Credit Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on the Exit Facility collateral.

(k)

Rights Offering.

The Debtors intend to raise funds to satisfy certain payment obligations under the Plan and the liquidity needs of the Reorganized Debtors through the issuance, by Reorganized RathGibson, of rights to acquire shares of New Common Stock pursuant to the Rights Offering.

In accordance with the Rights Offering Procedures, the Rights Offering will permit each holder of an Allowed Senior Notes Claim as of the Distribution Record Date to acquire its Pro Rata Share of the Rights Offering Stock pursuant to the terms set forth in this Plan and in the Rights Offering Procedures.  Collectively, the Rights shall consist of the right of each holder of Allowed Senior Notes Claims to acquire the Rights Offering Stock at the Rights Exercise Price.  With respect to each holder of Allowed Senior Notes Claims, each Right shall represent the right to acquire one share of Rights Offering Stock for the Rights Exercise Price.

The number of shares of Rights Offering Stock to be sold pursuant to the Rights Offering will be calculated by dividing:  (a) the amount necessary to fund certain payment obligations under the Plan and the liquidity needs of the Reorganized Debtors that exceed (i) the reasonable amounts available under the Exit Facility, and (ii) the amount of the Debtors’ Cash on hand as of the Effective Date; by (b) the Rights Exercise Price.  The Rights Offering Stock will not be listed or quoted on any public or over-the-counter exchange or quotation system or otherwise publicly traded and there is no assurance that an active trading market for the Rights Offering Stock will develop.  Additional information and instructions regarding participation in the Rights Offering will be sent separately to the eligible holders of Senior Notes.  The Rights Offering is expected to generate proceeds of up to $60 million.

The Backstop Equity Investors will enter into the Backstop Agreement, a copy of which shall be contained in the Plan Supplement, pursuant to which each Backstop Equity Investor will agree, on the terms and subject to the conditions and limitations stated in the Backstop Agreement, to: (a) participate in the Rights Offering by purchasing that number of shares of Rights Offering Stock equal to its current proportionate ownership of the Senior Notes, and (b) purchase its Pro Rata Share, based on its proportionate holdings of the Senior Notes, of all of the shares of New Common Stock that are not purchased by the other participants in the Rights Offering.  In the event that a Backstop Equity Investor defaults on its obligations under the Backstop Agreement, or otherwise withdraws from and does not fulfill its obligations under the Backstop Agreement and the Plan, then each other Backstop Equity Investor shall be severally and not jointly responsible for the backstop commitment of such defaulting Backstop Equity Investor in proportion to its pro rata share of the remaining non-defaulted backstop commitment.  In consideration for their commitment to participate in the Rights Offering as a Backstop Equity Investor, the Backstop Equity Investors will be entitled to receive a commitment fee equal to, in the aggregate, 7.5% of the New Common Stock (on a Fully Diluted Basis and after giving effect to the DIP Lender Stock, the New Common Stock issued pursuant to the Rights Offering and the New Common Stock that may be issued pursuant to the Management Incentive Plan) if the gross proceeds from the Rights Offering are above $50 million and 5.0% of the New Common Stock (on a Fully Diluted Basis and after giving effect to the DIP Lender Stock, the New Common Stock issued pursuant to the Rights Offering and the New Common Stock that may be issued pursuant to the Management Incentive Plan) if the gross proceeds from the Rights Offering are equal to or less than $50 million.  The commitment fee will be paid to the Backstop Equity Investors in proportion to their respective backstop commitments or non-defaulted backstop commitments, as the case may be.  The preceding summary is qualified in its entirety by reference to the Backstop Agreement.

In addition, the Reorganized Debtors have agreed to pay the reasonable and documented fees, costs and expenses of the Backstop Equity Investors, including the reasonable fees and expenses of professional advisors to the Backstop Equity Investors, in connection with the negotiation, preparation and implementation of the Rights Offering and the Backstop Agreement.

This Disclosure Statement is not an offer to sell any securities pursuant to the Rights Offering nor a solicitation of an offer to buy any securities pursuant to the Rights Offering or otherwise.  An offer and solicitation pursuant to the Rights Offering will be made only to eligible holders of Senior Notes, including the Backstop Equity Investors, and only pursuant to the Plan and Rights Offering Procedures.

6.7

Greenville Interests.

RathGibson shall retain its Interests in Greenville.

6.8

Satisfaction of Prepetition Secured Lender Guaranty Claims.

The treatment of, and Plan Distribution to, to the extent not already paid in full prior to the Effective Date, holders of Class 3 Prepetition Secured Credit Agreement Claims shall be in full satisfaction, settlement, release and discharge of, and in exchange for the Greenville Prepetition Secured Lender Guaranty Claims.

6.9

Termination of Subordination Rights and Settlement of Related Claims.

Except as provided in the Plan, the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and entities from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to Article XII of the Plan.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are:  (a) in the best interests (x) of the Debtors, the Reorganized Debtors, and their respective Estates and property, and (y) of the Claim and Interest Holders; and (b) fair, equitable and reasonable.

6.10

Treatment of Executory Contracts and Unexpired Leases.

(a)

General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of the applicable Cure Amount, all executory contracts and unexpired leases to which either Debtor is a party shall be deemed assumed, except for any executory contracts or unexpired leases that (i) previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) are designated specifically or by category as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, if any (which Schedule of Rejected Contracts and Leases shall be contained in the Plan Supplement) or (iii) are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date.  As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases identified on the Schedule of Rejected Contracts and Leases shall be deemed rejected.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to Section 10.1 of the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

(b)

Claims Based on Rejection of Executory Contracts or Unexpired Leases.

All Claims arising from the rejection of executory contracts or unexpired leases, if any, will be treated as General Unsecured Claims subject to any limitation on allowances of such claim under the Bankruptcy Code (including, without limitation, sections 502(b)(6) or 502(b)(7) of the Bankruptcy Code) or otherwise.  As a result, although General Unsecured Claims may be unimpaired under the Plan, they are being unimpaired only to the extent that they are Allowed Claims under the applicable provisions of the Bankruptcy Code, and therefore the allowed amount thereof may be capped by operation of the Plan and the Bankruptcy Code.  The Debtors intend to fully avail itself of such limitations on claims arising from the termination and/or rejection of unexpired leases and executory contracts, including employment agreements.  Upon receipt of their applicable Plan Distribution pursuant to Article V of the Plan, all such Claims shall be discharged on the Effective Date, and shall not be enforceable against the Debtors, the Reorganized Debtors, or their respective properties or interests in property.

(c)

Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such executory contract or unexpired lease, any monetary defaults arising under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in Cash on the later of thirty (30) days after: (i) the Effective Date, or (ii) the date on which the Cure Amount has been resolved (either consensually or through judicial decision).

No later than five (5) days prior to the commencement of the Confirmation Hearing, the Debtors shall file a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each executory contract or unexpired lease to be assumed pursuant to Section 10.1 of the Plan.  Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within twenty (20) days of the filing thereof, shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule.

In the event of a dispute (each, a “Cure Dispute”) regarding:  (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption.  To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).  To the extent the Cure Dispute is resolved or determined unfavorably to the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may, with the consent of the Ad Hoc Committee (if the determination is made before the Effective Date), reject the applicable executory contract of unexpired lease after such determination.

6.11

Exculpation and Limitation of Liability.

Under Section 12.8 of the Plan, none of the Released Parties shall have or incur any liability to any holder of any Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of the Plan, the Plan Support Agreement, the Reorganization Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of the Plan except, gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court.

6.12

Releases.

(a)

Releases by the Debtor.

Section 12.7 of the Plan provides that, for good and valuable consideration, the adequacy of which is confirmed by the Plan, and except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Debtors and Reorganized Debtors, in their individual capacities and as debtor in possession, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Debtors, the parties released pursuant to Section 12.7 of the Plan, the Reorganization Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or Reorganized Debtors, whether directly, indirectly, derivatively or in any representative or any other capacity; provided, however, that the foregoing is not intended to release any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities of the Debtors and the Reorganized Debtors with respect to money borrowed from or owed to the Debtors by the current and former directors, officers and employees of the Debtors, as set forth in the Debtors’ books and records.

(b)

Releases by Holders of Claims and Interests.

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date: (i) each Consenting Holder and each holder of a Claim or Interest that voted to accept the Plan; and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Interests, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan, the New Common Stock, the Rights and other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan, and each entity (other than the Debtors) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to have consented to the Plan for all purposes and the restructuring embodied herein and deemed to forever release, waive and discharge all claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under the Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with the Plan), against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

(c)

Inapplicability of Releases.

Notwithstanding anything to the contrary contained in the Plan: (i)  except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in Section 12.7 of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, or (y) any criminal laws of the United States or any state, city or municipality; and (ii) the releases set forth in Section 12.7 of the Plan shall not release any (x) Debtor’s claims, right, or Causes of Action for money borrowed from or owed to a Debtor or its Subsidiary by any of its directors, officers or former employees as set forth in such Debtors’ or Subsidiary’s books and records, (y) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives, except with respect to indemnification and reimbursement obligations set forth in Section 10.4 of the Plan, and (z) Person’s fraud, gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court, for matters with respect to the Debtors and their Subsidiaries and/or affiliates.

6.13

Injunction.

Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor, (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor, (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plan.

By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the Injunctions set forth in this Section.

6.14

Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 12.7 and 12.8 of the Plan; provided, any governmental unit (as defined in section 101(27) of the Bankruptcy Code) may file a claim in accordance with the procedures set forth in the order of the Bankruptcy Court establishing the Bar Date.

6.15

Discharge of Reorganized Debtors.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

ARTICLE VII.

CONFIRMATION OF THE PLAN OF REORGANIZATION

7.1

Confirmation Hearing.

Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization.  The Debtors shall request that the Bankruptcy Court establish the date and time of the Confirmation Hearing with respect to the Plan.  The hearing may be adjourned or continued from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing or any subsequent adjourned or continued Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan of reorganization.  Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, with a copy to chambers, together with proof of service thereof, and served upon: (a) Willkie Farr & Gallagher LLP, counsel for the Debtors, 787 Seventh Avenue, New York, NY 10019, Attn:  Paul V. Shalhoub, Esq. and Robin Spigel, Esq.; (b) Young Conaway Stargatt & Taylor, LLP, counsel for the Debtors, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, Attn:  Robert S. Brady, Esq. and Matthew B. Lunn, Esq.; (c) Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attn: Jane Leamy, Esq.; and (d) Stroock & Stroock & Lavan LLP, counsel to the DIP Lenders and Ad Hoc Committee, 180 Maiden Lane, New York, New York, 10038, Attn: Kristopher M. Hansen, Esq. and Jayme T. Goldstein, Esq.

Bankruptcy Rule 9014 governs objections to confirmation of the Plan.  UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

7.2

Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan.

(a)

Confirmation Requirements.

Confirmation of a plan under section 1129(a) of the Bankruptcy Code requires, among other things, that:

•

the plan complies with the applicable provisions of the Bankruptcy Code;

•

the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

•

the plan has been proposed in good faith and not by any means forbidden by law;

•

any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•

the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan.  The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

•

with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

•

each class of claims or interests has either accepted the plan or is not impaired under the plan;

•

except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date (except that if a class of priority claims has voted to accept the plan, holders of such claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims and that holders of priority tax claims may receive on account of such claims deferred cash payments, over a period not exceeding five (5) years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims);

•

if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

•

confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

Subject to satisfying the standard for any potential “cramdown” of Classes deemed to reject the Plan, the Debtors believe that:

•

the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code;

•

the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and

•

the Plan has been proposed in good faith.

Set forth below is a summary of the relevant statutory confirmation requirements.

(1)

Acceptance.

Classes 4 and 8 are impaired under the Plan and are entitled to vote to accept or reject the Plan.  Classes 1, 2, 3, 5, and 9 are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Classes 6, 7, and 10 are impaired and not receiving any property under the Plan, and thus are deemed to have rejected the Plan.

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan, any exhibit, or schedules thereto or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary, subject to the terms of the Plan.  The Debtors believe that the Plan will satisfy the “cramdown” requirements of section 1129(b) of the Bankruptcy Code with respect to Claims and Interests in Classes 6, 7 and 10.

The Debtors also will seek confirmation of the Plan over the objection of any individual holders of Claims who are members of an accepting Class.  However, there can be no assurance that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.

(2)

Unfair Discrimination and Fair and Equitable Test.

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, non-accepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable” for, respectively, secured creditors, unsecured creditors and holders of equity interests.

A plan of reorganization does not “discriminate unfairly” with respect to a non-accepting class if the value of the cash and/or securities to be distributed to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the non-accepting class.

(3)

Feasibility; Financial Projections; Valuation.

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under such liquidation or reorganization is proposed in the Plan.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  Under the terms of the Plan, the Allowed Claims potentially being paid in whole or part in cash are the Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Prepetition Secured Credit Agreement Claims, Allowed Rath General Unsecured Claims, and Allowed Greenville General Unsecured Claims.  The Debtors have estimated the total amount of these cash payments to be $[___] million (see table at Article II, “Summary of Plan Classification and Treatment of Claims and Interests” above) and expects sufficient liquidity from the Exit Facility, the Rights Offering (including through the issuance of the Backstop Stock, if any) and operations to fund these cash payments as and when they become due.

The Debtors have prepared detailed financial Projections, set forth and described more fully below, which detail, among other things, the financial feasibility of the Plan.  The Debtors’ Projections indicate, on a pro forma basis, that for fiscal years 2010 through 2013 (the “Financial Projections”), the Debtors expect the Reorganized Debtors to generate approximately $66.4 million in total cash flow, prior to capital expenditures.  Management believes this level of cash flow is sufficient to satisfy all of the Debtors’ future interest, capital expenditure and other obligations during this period.  Accordingly, the Debtors believe that confirmation of the Plan is not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors.  See Exhibit 3 hereto.

The Financial Projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan will occur in November, 2009.

THE PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN.  WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, WERE REASONABLE WHEN PREPARED IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED.  THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE PROJECTIONS.  THE PROJECTIONS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER ARTICLE XII.  IN THE LIGHT OF THESE RISKS AND UNCERTAINTIES, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE PROJECTIONS.

The Debtors prepared these financial projections based upon certain assumptions that they believe to be reasonable under the circumstances.  Those assumptions considered to be significant are described in Exhibit 3.  The financial projections have not been examined or compiled by independent accountants.  The Debtors make no representation as to the accuracy of the projections or their ability to achieve the projected results.  Many of the assumptions on which the projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management, and are subject to significant incremental uncertainty as a result of the scope and potential duration of the current economic recession underway both in the United States and abroad.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results.  Therefore, the actual results achieved throughout the five-year period of the Financial Projections may vary from the projected results and the variations may be material.  All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

(b)

Valuation of the Debtors.

1.

Valuation

The Debtors have been advised by Jefferies with respect to the value of the Reorganized Debtors.  Jefferies has undertaken its valuation analysis for the purpose of determining the value available for distribution to creditors and the relative recoveries to creditors pursuant to the Plan.

For purposes of the Plan, the reorganization value (the “Reorganization Value”) is estimated to range from approximately $95 to $115 million as of an assumed effective date of November 10, 2009.  The Reorganization Value reflects the going concern value of the Reorganized Debtors after giving effect to the implementation of the Plan.  The common equity value (the “Equity Value”) of the Reorganized Debtors is estimated to range from approximately $68.4 to $88.4 million.  The Equity Value reflects the difference between the Reorganization Value and the total amount of net debt that is estimated to be outstanding after consummation of the Plan.

With respect to the financial projections prepared by the management of the Debtors and attached hereto as Exhibit 3, Jefferies believes that such projections have been reasonably prepared in good faith and on a basis reflecting the best available estimates and judgments of the Debtors as to the future operating and financial performance of the Reorganized Debtors.  Jefferies’ estimate of Reorganization Value assumes that operating results projected by the Debtors will be achieved by the Reorganized Debtors.  If the business performs at levels below those set forth in the projections, such performance may have a material impact on the estimated range of values.  Changes in facts and circumstances between the date hereof and the effective date, including, without limitation, a delay in the effective date, may result in changes to the reorganization value of the Reorganized Debtors. Jefferies will consider any such changes in facts and circumstances and may modify its estimate of the reorganization value prior to the effective date.

In preparing an estimate of Reorganization Value, Jefferies conducted the due diligence, including, but not limited to, the following:  (1) multiple meetings with the Debtors’ management to discuss the business operations and the Debtors’ financial projections; (2) review of the Debtors’ operating strategy and business plan; (3) review of management’s financial forecasts, including various supporting schedules and information; (4) review of the assumptions underlying management’s projections, as well as risk factors and opportunities that could impact expected performance; (5) analysis of the Debtors’ industry, the Debtors’ key competitors, and trends in the environment in which the Debtors operate; and (6) analysis of the performance and market position of the Debtors relative to their key competitors and/or similar publicly traded companies.  Although Jefferies conducted a review and analysis of the Debtors’ businesses, operating assets, and liabilities and the Reorganized Debtors’ business plan, Jefferies assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors, as well as publicly available information.  Jefferies’ estimate of Reorganization Value reflects work performed on the basis of information provided to Jefferies as of July 10, 2009.

2.

Valuation Methodologies

In performing its analysis, Jefferies utilized three primary methodologies: (1) Comparable Public Company Analysis; (2) Comparable M&A Transaction Analysis; and (3) Discounted Cash Flow Analysis.  Each of these analyses are substantially similar in approach to those used by Jefferies’ Investment Banking General Industrials Group for other similar chapter 11 valuations, pricing debt and equity transactions, valuing transactions for fairness opinions, advising in mergers and acquisitions, and other similar transactions. These valuation methodologies are based upon the Debtors’ business plan, certain publicly available information, and financial information provided by the Debtors.

In determining the Debtors’ Reorganization Value, Jefferies considered the “fair market value” of the Debtors’ assets, defined as “the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts.”6  The fair market value is assumed to occur in an open and unrestricted market, with “normal” conditions for (1) capital and financing markets, (2) strategic interests, and (3) supply of similar assets.

THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES AND FACTORS UNDERTAKEN TO SUPPORT JEFFERIES’ CONCLUSIONS.  THE PREPARATION OF A VALUATION IS A COMPLEX PROCESS INVOLVING VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE ANALYSES AND FACTORS TO CONSIDER, AS WELL AS THE APPLICATION OF THOSE ANALYSES AND FACTORS UNDER THE PARTICULAR CIRCUMSTANCES.  AS A RESULT, THE PROCESS INVOLVED IN PREPARING A VALUATION IS NOT READILY SUMMARIZED.

(a)

Comparable Public Company Analysis

The Comparable Public Company Analysis estimates the value of a company based on a comparison of such company’s financial statistics with the financial statistics of other public companies that are similar to the Debtors. Criteria for selecting comparable companies for this analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, market presence, size, and scale of operations. The analysis establishes benchmarks for valuation by deriving financial multiples and ratios for the comparable companies, standardized using common variables such as EBITDA.  In order to avoid distortion of the valuation, it is common to normalize the results of the Company being valued, for example by excluding one-off extraordinary items.

(b)

Comparable M&A Transaction Analysis

The Comparable M&A Transaction Analysis estimates the value of a company based on a comparison of prior merger and acquisition transactions of a controlling stake in other public companies that are similar to the Debtors. Criteria for selecting comparable companies for this analysis are similar to those cited in the Comparable Public Company Analysis.

(c)

Discounted Cash Flow Analysis

The discounted cash flow analysis (“DCF Analysis”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business.  The DCF Analysis is a “forward looking” valuation methodology approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to the Debtors.  This approach has two components:  (a) the present value of the projected un-levered after-tax free cash flows for a determined period and (b) the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections).

3.

Valuation Considerations

An estimate of total enterprise value is not entirely mathematical, but rather it involves complex considerations and judgments concerning various factors that could affect the value of an operating business.  Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business.  As a result, the estimates of total enterprise value set forth herein are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein.  Because such estimates are inherently subject to uncertainties, neither the Debtors, the Reorganized Debtors, Jefferies, nor any other person assumes responsibility for their accuracy.  Depending on the results of the Debtors’ and Reorganized Debtors’ operations or changes in the financial markets, Jefferies’ valuation analysis as of the Effective Date may differ from that disclosed herein.  In addition, any valuation of newly issued securities implied by the estimates of value set forth herein is subject to additional uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things:  (1) prevailing interest rates; (2) conditions in the financial markets; (3) the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long term basis; and (4) other factors that generally influence the prices of securities.  Actual market prices of such securities also may be affected by the Chapter 11 Cases or by other factors not possible to predict.  Accordingly, the Reorganized Value estimated by Jefferies does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

(c)

Best Interests Test.

The “best interests” test requires that the Bankruptcy Court find either:

•

that all members of each impaired class have accepted the plan; or

•

that each holder of an allowed claim or interest of each impaired class of claims or interests will under the plan receive or retain on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To determine what holders of Claims in each impaired Class would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of liquidation under chapter 7 of the Bankruptcy Code.  The Cash amount that would be available for satisfaction of Claims and Interests would consist of the proceeds resulting from the disposition of the assets and properties of the Debtors, augmented by the Cash held by the Debtors at the time of the commencement of the liquidation case.  Such Cash amount would be: (i) first, reduced by the amount of the Allowed Prepetition Secured Lender Claims and Other Secured Claims, (ii) second, reduced by the costs and expenses of liquidation and such additional administrative claims that might result from the termination of the Debtors’ business and the use of chapter 7 for the purposes of liquidation, and (iii) third, reduced by the Debtors’ costs of liquidation under chapter 7, including the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  Any remaining net cash would be allocated to creditors and stakeholders in strict order of priority of claims contained in section 726 of the Bankruptcy Code.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts (including vendor and customer contracts) assumed or entered into by the Debtors prior to the filing of the chapter 7 case.  Certain claims that would otherwise be paid over the course of many years would be accelerated, such as termination liability with respect to the Debtors’ obligations relating to other post-employment benefits.

To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the value of the property offered to such Classes of Claims under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Reorganization Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would receive pursuant to the liquidation of the Debtors under chapter 7.

Moreover, the Debtors believe that the value of any distributions to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan and any distribution in a chapter 7 case would not occur for a substantial period of time.  It is likely that distribution of the proceeds of the liquidation could be delayed for up to eighteen months after the completion of such liquidation in order to resolve claims and prepare for distributions.  In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

Jefferies, with the assistance of the Debtors, prepared a liquidation analysis which is annexed hereto as Exhibit 4 (the “Liquidation Analysis”).  The information set forth in Exhibit 4 provides: (a) a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates, and (b) the expected recoveries of the Debtors’ creditors and equity interest holders under the Plan.  As reflected in Exhibit 4, the following Classes of Claims and Interests would have a zero percent (0%) recovery on their Claims in a liquidation scenario: Classes 4, 5, 6, 7, 8, 9, and 10.  Holders of Interests in the Debtors will not receive anything on account of their interests pursuant to the Plan.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the results of a liquidation of the Debtors.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to be liquidated.  The chapter 7 liquidation period is assumed to last nine months following the appointment of a chapter 7 trustee, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations, the sale of assets and the collection of receivables.  All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Plan.

7.3

Classification of Claims and Interests.

The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code, which require that a plan place each claim and interest into a class with other claims or interests that are “substantially similar.”

7.4

Consummation.

The Plan will be consummated on the Effective Date.  The Effective Date will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in the Plan, have been satisfied or waived pursuant to the Plan.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

7.5

The Role of the Creditors’ Committee

On the Effective Date, if a Creditors’ Committee is appointed in any of the Debtor’s cases, the duties of the Creditors’ Committee will terminate and the Creditors’ Committee will dissolve.

7.6

Post-Confirmation Jurisdiction of the Bankruptcy Court

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the following purposes:

(a)

To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom;

(b)

To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)

To ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished as provided in the Plan;

(d)

To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;

(e)

To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)

To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)

To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)

To hear and determine all Fee Claims;

(i)

To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(j)

To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing, including the Plan Support Agreement;

(k)

To take any action and issue such orders, including any such action or orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release or injunction provisions set forth therein, or to maintain the integrity of the Plan following consummation;

(l)

To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)

To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n)

To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(o)

Resolve any disputes concerning whether a Person or entity had sufficient notice of the Reorganization Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

(p)

To recover all Assets of the Debtors and property of the Estates, wherever located;

(q)

To enter a final decree closing each of the Reorganization Cases; and

(r)

To resolve any disputes arising under the Backstop Agreement.

ARTICLE VIII.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not consummated, the Debtors’ capital structure will remain over-leveraged and the Debtors will remain unable to service their debt obligations.  Accordingly, if the Plan is not confirmed and consummated, the alternatives include:

8.1

Liquidation Under the Bankruptcy Code.

The Debtors could be liquidated under chapter 7 of the Bankruptcy Code.  A discussion of the effect a chapter 7 liquidation would have on the recoveries of the holders of Claims is set forth in Article VII of this Disclosure Statement.  The Debtors believe that liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Plan, which is demonstrated by the Liquidation Analysis set forth in Article VII and attached as Exhibit 4 of this Disclosure Statement.

8.2

Alternative Plan(s) of Reorganization.

Assuming the Debtors had sufficient liquidity to operate, the Debtors believe that failure to confirm the Plan would lead to expensive and protracted Reorganization Cases.  However, the Debtors do not believe that, in such event, they will be able to procure additional financing and believe liquidation would likely result.

In formulating and developing the Plan, the Debtors have explored numerous other alternatives and engaged in an extensive negotiating process with the Consenting Noteholders.  The Debtors believe that the Plan fairly adjusts the rights of various Classes of Claims, and also provides superior recoveries to Classes 4 and 8 over any alternative capable of rational consideration (such as a chapter 7 liquidation), thus enabling stakeholders to maximize their returns.

THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND INTERESTS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES.  THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

8.3

Dismissal of the Debtors’ Reorganization Cases.

Dismissal of the Debtors’ Reorganization Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante.  Upon dismissal of the Debtors’ Reorganization Cases, the Debtors would lose the protection of the Bankruptcy Code, thereby requiring, at the very least, an extensive and time consuming process of negotiations with the creditors of the Debtors, and possibly resulting in costly and protracted litigation in various jurisdictions.  Moreover, holders of Secured Claims may be permitted to foreclose upon the assets that are subject to their Liens, which is likely all of the Debtors’ assets, including all of their Cash.  Dismissal may also permit certain unpaid unsecured creditors to obtain and enforce judgments against the Debtors.  The Debtors believe that these actions would seriously undermine their ability to obtain financing and could lead ultimately to the liquidation of the Debtors under chapter 7 of the Bankruptcy Code.  Therefore, the Debtors believe that dismissal of the Debtors’ Reorganization Cases is not a viable alternative to the Plan.

ARTICLE IX.

SUMMARY OF VOTING PROCEDURES

This Disclosure Statement, including all Exhibits hereto and the related materials included herewith, is being furnished to the holders of Claims in Classes 4 and 8, which are the only Classes entitled to vote on the Plan.

All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement.  No other votes will be counted.  Consistent with the provisions of Bankruptcy Rule 3018, the Debtors have fixed [          ], 2009 at 5:00 p.m. (prevailing Eastern Time) as the Voting Record Date.  Ballots must be RECEIVED by the Voting Agent no later than 4:00 p.m. (prevailing Eastern Time) on [  ], 2009, unless the Debtors, at any time, in their sole discretion, extend such date by oral or written notice to the Voting Agent, in which event the period during which Ballots will be accepted will terminate at 4:00 p.m. (prevailing Eastern Time) on such extended date.  See Section 1.4 “Voting; Holders of Claims Entitled to Vote” above for additional disclosures regarding voting, including voting by Intermediary.

Ballots previously delivered may be withdrawn or revoked at any time prior to the Voting Deadline by the beneficial owner on the Voting Record Date who completed the original Ballot.  Only the person or nominee who submits a Ballot can withdraw or revoke that Ballot.  A Ballot may be revoked or withdrawn either by submitting a superseding Ballot or by providing written notice to the Voting Agent.

Acceptances or rejections may be withdrawn or revoked prior to the Voting Deadline by delivering a written notice of withdrawal or revocation to the Voting Agent.  To be effective, notice of revocation or withdrawal must: (a) be received on or before the Voting Deadline by the Voting Agent at its address specified on page 5 herein; (b) specify the name of the holder of the Claim whose vote on the Plan is being withdrawn or revoked; (c) contain the description of the Claim as to which a vote on the Plan is withdrawn or revoked; and (d) be signed by the holder of the Claim who executed the Ballot reflecting the vote being withdrawn or revoked, in the same manner as the original signature on the Ballot.  The foregoing procedures should also be followed with respect to a person entitled to vote on the Plan who wishes to change (rather than revoke or withdraw) its vote.

ARTICLE X.

DESCRIPTION AND HISTORY OF REORGANIZATION CASES

10.1

General Case Background.

On July 13, 2009, each of the Debtors and their direct and indirect parents, as applicable, filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  On [July __], 2009, the Bankruptcy Court entered an order (Docket No. [  ]) authorizing the joint administration of the Reorganization Cases, for procedural purposes only, under Case No. 09-[    ].  The Honorable [    ] is presiding over the Reorganization Cases.  The Debtors continue to operate their businesses and manage their properties as debtors and debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  As of the date hereof, no request has been made for the appointment of a trustee or examiner in these cases.

The following is a brief description of certain significant events that have occurred during the pendency of the Reorganization Cases.

10.2

Retention of Professionals.

To assist them in carrying out their duties as debtors in possession, and to otherwise represent their interests in the Reorganization Cases, the Debtors filed with the Bankruptcy Court applications seeking entry of orders authorizing the Debtors to retain:  (a) Willkie Farr & Gallagher LLP (Docket No. [  ]) and Young Conaway Stargatt & Taylor, LLP (Docket No. [  ]) as their co-counsel; (b) Kelley Drye & Warren LLP as their special corporate counsel (Docket No. [  ]); (c) Jefferies & Company, Inc. as their financial advisor and investment banker; and (d) Mesirow Financial Consulting, LLC as their financial advisors (Docket No. [  ]).

On the Petition Date, the Debtors filed with the Bankruptcy Court an application seeking entry of an order, pursuant to 28 U.S.C. § 156(c), authorizing the Debtors to retain Garden City as the Debtors’ claims, noticing and balloting agent (Docket No. [  ]).

Additionally, the Debtors filed with the Bankruptcy Court a motion seeking authority, pursuant to section 327(e) of the Bankruptcy Code, to employ certain additional professionals, utilized in the ordinary course, to assist the Debtors in their day-to-day business operations (Docket No. [  ]).

10.3

Employment Obligations.

(a)

Prepetition Employee Compensation.

The Debtors believe they have a valuable asset in their workforce, and that the efforts of the Debtors’ employees are critical to a successful reorganization.  On the Petition Date, the Debtors filed with the Bankruptcy Court a motion (the “Employee Wage Motion”) for an order authorizing the Debtors to pay claims relating to, among other items, wages, salaries, compensation, withholding taxes, payroll taxes, vacation, reimbursable expenses, and other employee compensation (Docket No. [  ]).

(b)

Incentive Bonus Plans.

The Debtors maintain incentive bonus plans for their corporate executives, operational managers, local business unit managers, and international employees.  Pursuant to the incentive bonus plans, participating employees receive bonuses based on various metrics, including EBITDA and working capital/net debt targets.  By the Employee Wage Motion, the Debtors sought authorization to pay certain outstanding obligations in respect of the incentive bonus plans for middle managers and certain international employees for fiscal year 2008-2009.  The Debtors did not seek to pay bonuses to any executives or insiders.

10.4

Continuing Supplier and Customer Relations.

The Debtors believe that maintaining good relationships with their vendors, suppliers and customers is necessary to the continuity of the Debtors’ business operations during the Reorganization Cases.  On the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to pay, in the ordinary course of business, prepetition claims of certain priority vendors and certain critical vendors of goods and services, including foreign critical vendors (Docket No. [  ]).

In addition, on the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to continue certain prepetition customer programs, and satisfy, in the ordinary course of business, certain prepetition claims arising from such programs (Docket No. [  ]).

10.5

Stabilization of Debtors’ Business Operations.

(a)

Cash Management.

The Debtors sought an order authorizing it to continue the management of their cash receipts and disbursements substantially in the manner in which they were handled immediately before the Petition Date, to continue to use of all of their existing bank accounts and certain business forms that are maintained by the Debtors in the operation of their businesses and to continue their investment practices in the ordinary course of its business.  The Debtors believe it would be disruptive to their operations if they were forced to change significantly their cash management system upon the commencement of the Reorganization Cases.  Accordingly, on the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to maintain their current cash management system (Docket No. [  ]).

(b)

Postpetition Financing and Use of Cash Collateral.

The Debtors cannot meet their ongoing postpetition obligations unless they are authorized to use Cash claimed as part of their collateral by the Lenders and draw on the DIP Facility.  On the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking interim and final orders authorizing the Debtors to obtain secured postpetition financing consisting of a multiple draw secured term loan facility in an aggregate principal amount not to exceed $80 million,7 grant senior liens and superpriority administrative expense status, use cash collateral of the Prepetition Secured Lender and provide “adequate protection” to the Prepetition Secured Lender (the “DIP Motion”).  (Docket No. [  ]).   Among other things, subject to Bankruptcy Court approval, the Debtors intend to use proceeds from the DIP Facility to repay loans outstanding under the Prepetition Secured Credit Agreement as of the Petition Date.

(c)

Certain Insurance Matters.

In the ordinary course in connection with the operation of their businesses, the Debtors maintain various workers’ compensation and insurance policies which cover workers’ compensation and employer liability, general liability, automobile liability, liability arising out of international operations, property damage, cargo losses, directors’ and officers’ liability, and kidnap and ransom damage.  On the Petition Date, the Debtors filed a motion (Docket No. [  ]) seeking authority to continue honoring all of their obligations under their insurance policies, regardless of when such obligations arose.

10.6

Utilities.

On the Petition Date, the Debtors filed with the Bankruptcy Court a motion for interim and final orders: (a) prohibiting utilities from altering, refusing or discontinuing services; (b) deeming utility companies adequately assured of future performance; and (c) establishing procedures for determining adequate assurance of payment (Docket No. [ ]).

10.7

Schedules, Statements and Bar Date.

(a)

Schedules and Statements.

On [______], 2009, each Debtor filed with the Bankruptcy Court its Schedules of Assets and Liabilities and Statement of Financial Affairs.

(b)

Bar Date.

On the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking an order establishing the Bar Dates for filing proof of certain claims against the Debtors that arose on or prior to the Petition Date, and approving the form and manner of notice of each Bar Date (Docket No. [  ]).  The Debtors requested that the Court establish 35 days from the date that each of the Debtors’ Schedules of Assets and Liabilities and Statements of Financial Affairs are filed with the Bankruptcy Court as the Bar Date for all creditors other than governmental units, and January 11, 2010 as the Bar Date for governmental units.

10.8

Preferences and Fraudulent Conveyances

Under the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the bankruptcy court, certain transfers of the debtor’s property, including payments of cash, made while the debtor was insolvent during the 90 days immediately before the commencement of the bankruptcy case (or, in the case of a transfer to or on behalf of an “insider,” one year before the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on account of such preexisting debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code.  Such transfers include cash payments, pledges of security interests or other transfers of an interest in property.  In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period.  The Bankruptcy Code’s preference statute can be very broad in its application because it allows the debtor to recover payments regardless of whether there was any impropriety in such payments.

However, there are certain defenses to such claims.  For example, transfers made in the ordinary course of a debtor’s and the transferee’s business or transfers made in accordance with ordinary business terms are not recoverable.  Furthermore, if the transferee extended credit contemporaneously with or subsequent to the transfer, and before the commencement of the bankruptcy case, for which the transferee was not repaid, such extension constitutes an offset against an otherwise recoverable transfer of property.  If a transfer is recovered by a debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery.

Pursuant to Section 14.15 of the Plan, except for any pending action as of the Effective Date, the Debtors intend to release and waive the right to prosecute any avoidance or recovery actions under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code.

ARTICLE XI.

GOVERNANCE OF REORGANIZED DEBTORS

11.1

Board of Directors and Management.

On the Effective Date, the initial boards of directors or boards of managers and officers of each of the Reorganized Debtors shall consist of those individuals identified in a filing made with the Bankruptcy Court on or before the date of the Confirmation Hearing.  The initial board of directors of Reorganized RathGibson will consist of five (5) members, comprising of the Chief Executive Officer of Reorganized RathGibson and four (4) individuals selected by the Ad Hoc Committee.  The compensation arrangement for any insider of the Debtors that shall be an officer of a Reorganized Debtor also will be set forth in such filing.

The members of the board of directors or board of managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such member will be deemed to have resigned on the Effective Date.  Following the occurrence of the Effective Date, the board of directors or board of managers of each of the Reorganized Debtors shall serve pursuant to the terms of the organization documents of such Reorganized Debtor and may be replaced by such individuals as are selected in accordance with the organizational documents of such Reorganized Debtor.

After the Effective Date, the board of directors of Reorganized RathGibson will be authorized to implement, in its sole discretion, the Management Incentive Plan.

11.2

Indemnification of Directors and Officers.

The Amended Certificates of Incorporation will authorize each of the Reorganized Debtors to indemnify and exculpate their respective officers, directors or managers and agents to the fullest extent permitted under applicable law.

ARTICLE XII.

CERTAIN RISK FACTORS TO BE CONSIDERED

12.1

Certain Bankruptcy Considerations.

(a)

General.

While the Debtors believe that the Reorganization Cases, commenced in order to implement an agreed-upon restructuring, will be of short duration and will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case.  Although the Plan is designed to minimize the length of the bankruptcy proceeding, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties-in-interest that the Plan will be confirmed.

Even if the Plan is confirmed on a timely basis, the Reorganization Cases could have an adverse effect on the Debtors’ businesses.  Among other things, it is possible that bankruptcy proceedings could adversely affect the Debtors’ relationships with their key vendors and suppliers, customers and employees.  Bankruptcy proceedings also will involve additional expenses and may divert some of the attention of the Debtors’ management away from the operation of the businesses.

If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to confirmation of the Plan or a failure to satisfy the conditions to consummation of the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different reorganization plan that can be confirmed.  Such a scenario would increase both the probability and the magnitude of the potentially adverse effects described herein.

(b)

The Debtor may not be able to secure confirmation of the Plan.

The Debtors cannot assure you that the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, the Debtors cannot assure you that the Bankruptcy Court will confirm the Plan.  A non-accepting creditor or equity security holder of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.  Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.  While the Debtors cannot assure you that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting holders within each class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case.

If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distribution holders of Claims ultimately would receive with respect to their Claims.  If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that holders of Claims would receive substantially less favorable treatment than they would receive under the Plan. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the Debtors’ creditors as those proposed in the Plan.

(c)

Failure to Consummate the Plan.

One condition to consummation of the Plan is the entry of the Confirmation Order that will approve, among other things, the assumption of the majority of the Debtors’ executory contracts and unexpired leases.  In addition, in order to consummate the Plan, the Debtors must enter into the Exit Facility with one or more Exit Lenders.  There can be no assurance that the Debtors will be able to find lenders that are willing to enter into the Exit Facility, in which case the Debtors would have to rely on accounts receivable from their operations and funds raised through the Rights Offering as their source of liquidity, which may be inadequate to operate the businesses going forward and affect the Debtors’ ability to restructure.

As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived.  Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the restructuring completed.

(d)

Objections to Classification of Claims.

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code.  However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(e)

The obligations of certain holders of Senior Notes Claims may be terminated in certain circumstances.

Pursuant to the Plan Support Agreement, certain holders of Senior Notes Claims (holding approximately 73% in amount of each of Class 4 Claims and Class 8 Claims) have agreed to support the Plan.  However, if, among other various termination events included therein: (i) the Reorganization Cases are dismissed, or (ii) the Plan is not consummated on or prior to November 10, 2009, then the Plan Support Agreement may be terminated pursuant to its provisions and those certain holders of Senior Notes Claims shall no longer be obligated to support the Plan.

(f)

The Debtors may object to the amount or classification of your claim.

The Debtors reserve the right to object to the amount or classification of any Claim or Interest.  The estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim or Interest is subject to an objection.  Any such Claim or Interest holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

12.2

Risks Relating to the Capital Structure of the Reorganized Debtors.

(a)

Variances from Financial Projections.

The Financial Projections included as Exhibit 3 to this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, as well as assumptions with respect to the prevailing market, economic and competitive conditions, which are beyond the control of the Reorganized Debtors, and which may not materialize, particularly given the current difficult economic environment.  Such negative deviations, if any, would likely have a material and adverse impact on the value of the Reorganized Debtors, and may therefore reduce the anticipated value of the New Common Stock of Reorganized RathGibson and the anticipated recovery of the holders of Allowed Class 4 Claims.

(b)

Leverage.

Although the Reorganized Debtors will have less indebtedness than the Debtors, the Reorganized Debtors will still have indebtedness.  On the Effective Date, after giving effect to the transactions contemplated by the Plan, the Reorganized Debtors will, on a consolidated basis, have (i) approximately $[25] million in secured indebtedness under the Exit Facility, and (ii) approximately $1.6 million in secured indebtedness under the industrial development revenue bond issued by Greenville Tube Company to the City of Clarksville, Arkansas, due December 30, 2014.

The degree to which the Reorganized Debtors will be leveraged could have important consequences because:

•

it could affect the Reorganized Debtors’ ability to satisfy their obligations under the Exit Facility, and  the Reorganized Debtors’ other obligations;

•

a portion of the Reorganized Debtors’ cash flow from operations will be dedicated to debt service and unavailable to support operations, or for working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•

the Reorganized Debtors’ ability to obtain additional debt financing or equity financing in the future may be limited;

•

the Reorganized Debtors may be more highly leveraged than some of their competitors, which may place the Reorganized Debtors at a competitive disadvantage; and

•

the Reorganized Debtors’ operational flexibility in planning for, or reacting to, changes in their businesses may be severely limited.

(c)

Ability to Service Debt.

Although the Reorganized Debtors will have less indebtedness than the Debtors, the Reorganized Debtors will still have significant interest expense and principal repayment obligations.  The Reorganized Debtors’ ability to make payments on and to refinance their debt, including the obligations under the Exit Facility, and the Reorganized Debtors’ other obligations, will depend on their future financial and operating performance and their ability to generate cash in the future.  This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond the control of the Reorganized Debtors.

Although the Debtors believe the Plan is feasible, there can be no assurance that the Reorganized Debtors will be able to generate sufficient cash flow from operations or that sufficient future borrowings will be available to pay off the Reorganized Debtors’ debt obligations, including, among other obligations, the Exit Facility.  The Reorganized Debtors may need to refinance all or a portion of their debt on or before maturity; however, there can be no assurance that the Reorganized Debtors will be able to refinance any of their debt on commercially reasonable terms or at all.

(d)

Obligations Under the Exit Facility.

The Reorganized Debtors’ obligations under the Exit Facility likely will be secured by all or substantially all of the assets of the Reorganized Debtors.  If the Reorganized Debtors become insolvent or are liquidated, or if there is a default under the Exit Facility, and payment on any obligation thereunder is accelerated, the lenders under the Exit Facility would be entitled to exercise the remedies available to a secured lender under applicable law, including foreclosure on the collateral that is pledged to secure the indebtedness thereunder, and they would have a claim on the assets securing the obligations under the Exit Facility that would be superior to any claim of the holders of unsecured debt.

(e)

Restrictive Covenants.

The Exit Facility likely will contain various covenants that may limit the discretion of the Reorganized Debtors’ management by restricting the Reorganized Debtors’ ability to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate and/or sell or dispose of all or substantially all of their assets.  In addition, it is expected that the Exit Facility will require the Reorganized Debtors to meet certain financial covenants.  As a result of these covenants, the Reorganized Debtors will be limited in the manner in which they conduct their business and they may be unable to engage in favorable business activities or finance future operations or capital needs.

Any failure to comply with the restrictions of the Exit Facility or any other subsequent financing agreements may result in an event of default.  An event of default may allow the creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies.  If the Reorganized Debtors are unable to repay amounts outstanding under the Exit Facility when due, the lenders thereunder could, subject to the terms of the Exit Facility, seek to foreclose on the collateral that is pledged to secure the indebtedness outstanding under such facility.

(f)

Lack of Trading Market.

It is anticipated that there will be no active trading market for the New Common Stock.  The New Common Stock is subject to restrictions on transfer, and Reorganized RathGibson has no present intention to register any of the securities under the Securities Act, nor to apply to list any of the foregoing on any securities exchange or otherwise take any actions that would allow for the New Common Stock to be traded (publicly or otherwise).  Accordingly, there can be no assurance that any market will develop or as to the liquidity of any market that may develop for any such securities.  In addition, Reorganized RathGibson will not be required to file periodic reports with the SEC or otherwise provide financial or other information to the public which may further impair liquidity and prevent brokers or dealers from publishing quotations.  Furthermore, the lack of liquidity may adversely affect the price at which New Common Stock may be sold, if at all.  Consequently, holders of the New Common Stock may bear certain risks associated with holding securities for an indefinite period of time, including, but not limited to, the risk that the New Common Stock will lose some or all of its value.

(g)

Restrictions on Transfer.

Holders of New Common Stock issued under section 1145 of the Bankruptcy Code who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities.  These Persons will be permitted to transfer or sell such securities only pursuant to: (a) “ordinary trading transactions” by a holder that is not an “issuer” within the meaning of section 1145(b), (b) an effective registration statement under the Securities Act, or (c) the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act.  Reorganized RathGibson has no current plans to register any of its securities (including the New Common Stock) under the Securities Act or under equivalent state securities laws such that the recipients of the New Common Stock would be able to resell their securities pursuant to an effective registration statement.  Moreover, Reorganized RathGibson does not currently intend to make publicly available the information required by Rule 144, thereby limiting the ability of holders of New Common Stock to avail themselves of Rule 144.

In addition, certain of Reorganized RathGibson’s corporate governance documents will contain restrictions on stockholders’ ability to transfer the New Common Stock designed to ensure that there will be less than 500 record holders of New Common Stock (determined pursuant to the Exchange Act).  One or more such corporate governance documents will require notice to Reorganized RathGibson of any proposed transfer of New Common Stock and will restrict such transfer if Reorganized RathGibson reasonably determines that the transfer would, if effected, result in Reorganized RathGibson having 500 or more holders of record (determined pursuant to the Exchange Act).

See Article XIII “Securities Law Matters” for additional information regarding restrictions on resale of the New Common Stock.

(h)

The Valuation of New Common Stock is Not Intended to Represent the Trading Value of the New Common Stock.

The Valuation of the Reorganized Debtors, set forth in Section 7.2(b) herein prepared by Jefferies with the assistance of the Debtors and based on the Financial Projections developed by the Debtors, with the assistance of Jefferies, is based on the assumption that the holders of Allowed Senior Notes Claims will receive substantially all of the issued New Common Stock in Reorganized RathGibson on behalf of their Claims and is not intended to represent the trading values of New Common Stock in public or private markets.

(i)

Dividend Policies.

It is expected that all of the Reorganized Debtors’ cash flow will be required to be used in the foreseeable future: (a) to make payments under the Exit Facility, (b) to fund the Reorganized Debtors’ other obligations under the Plan, and (c) for working capital and capital expenditure purposes.  Accordingly, Reorganized RathGibson does not anticipate paying dividends on the New Common Stock in the foreseeable future.

12.3

Risks Relating to Tax and Accounting Consequences of the Plan.

(a)

Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Factual Determinations.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors currently do not intend to seek any ruling from the Internal Revenue Service (“IRS”) on the tax consequences of the Plan.  Even if the Debtors decide to request a ruling, there would be no assurance that the IRS would rule favorably or that any ruling would be issued before the Effective Date.  In addition, in such case, there would still be issues with significant uncertainties, which would not be the subject of any ruling request.  Thus, there can be no assurance that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the tax treatment in the Plan, or that a court would not sustain such a challenge.

(b)

Use of Historical Financial Information.

As a result of the consummation of the Plan and the transactions contemplated thereby, the Reorganized Debtors believe they will be subject to the fresh-start accounting rules.  Fresh-start accounting allows for the assessment of every balance sheet account for possible fair value adjustment, resulting in the emergence of a new company recapitalized and revalued.  This process is guided by purchase price allocation standards under GAAP.

12.4

Risks Associated with the Business.

(a)

The Stainless Steel Tubing Industry Is
Highly Cyclical and Competitive.

The Company manufactures stainless steel and specialty alloy tubing products that are used by a variety of specialty industrial and commercial end-users.  The stainless steel tubing industry historically has been highly cyclical with periodic downturns such as the recession currently being experienced by the Company.  Demand for the Company’s products is driven by demand for products manufactured or sold by these specialty end-users.  The demand for the Company’s end-users’ products fluctuates based on economic conditions or other matters beyond its control, including macroeconomic policies, geopolitical developments and the strength of the U.S. dollar.  It is difficult to predict new general economic conditions that could impact demand for the Company’s products or the Company’s ability to manage normal commercial relationships with its customers, suppliers and creditors. Accordingly, general economic and business conditions, including the current recession and related turmoil in the world financial markets, has had and could continue to have a material adverse impact on the demand for the Company’s products, which would have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the stainless steel tubing industry is highly competitive.  Some of the Company’s competitors have lower raw material costs and costs of production than the Company and have greater financial, technological and other resources than the Company.  There can be no assurance that the Company will be able to maintain its current market share with respect to any of its products. A loss of market share to competitors could have a material adverse effect on the Company’s business, financial condition and results of operations.

(b)

Raw Material Costs May Affect the Company’s Profitability.

The largest component of the Company’s cost of goods sold is raw materials. Raw materials, principally 304L grade and 316L grade stainless steel strip, comprised approximately 75% of the Company’s cost of goods sold in fiscal 2009. The cost of these raw materials is, in turn, primarily dependent on the cost of steel, nickel and molybdenum. Historically, the Company has been able to pass along to its customers the increased costs for its products due to increased raw materials costs. However, there can be no assurance that the Company’s customers will continue to agree to bear such cost increases without a reduction in their volume of business. As a result, increases in the price of raw materials could adversely affect the Company’s gross profit margins. In addition, if increased raw material costs result in a substantial increase in the cost of products, the Company’s customers may substitute lower cost stainless steel and specialty alloy tubing products.

(c)

Energy Market Volatility Could Reduce Demand
for the Company’s Products.

Proceeds from the sale of stainless steel and specialty alloy tubular products to the chemical/petrochemical processing and power generation and energy end markets constitute a significant portion of the Company’s net sales. As a result, the Company depends upon these related industries and their ability and willingness to make capital expenditures to explore for, develop and produce energy products. If these expenditures decline, the Company’s business will suffer. The willingness to explore, develop and produce energy products depends largely upon the availability of attractive drilling prospects and the prevailing view of future energy product prices. Many factors beyond the Company’s control affect the supply of and demand for energy. Volatility in the energy markets could cause demand for the Company’s products to decrease, which would adversely affect the Company’s business, financial condition and results of operations.

(d)

The Current Economic Climate May
Continue to Negatively Impact the Debtors’ Business.

The recent emergence of a number of negative economic factors, including the collapse of world financial markets, heightened investor concerns about the credit quality of mortgages, constraints on the supply of credit to households, continuing increases in energy prices, lower equity prices, softening home values, uncertainty and perceived weakness in the labor market and general consumer fears of a deep and prolonged recession or depression have negatively impacted the Company’s business.  The Company’s net sales declined sharply in the fourth quarter of fiscal 2009 to $66.5 million, as compared to $83.0 million in the third quarter fiscal 2009 and $86.4 million in the fourth quarter of fiscal 2008.  The timing and nature of any recovery in world financial markets, as well as the global economic environment, continues to remain uncertain, and there is no assurance that market conditions will improve in the near future or that the Company’s results will not continue to be adversely affected.  Additionally, further impairments of goodwill, tradenames or other assets may occur in the future.

(e)

The Company Relies on a Limited Number
of Key Suppliers and Vendors to Operate its Business.

Historically, the Company has purchased a significant portion of its steel, specialty alloys, titanium, hydrogen and argon from a small number of suppliers.  The Company does not have any long-term agreements to purchase raw materials from these suppliers and, accordingly, purchases are subject to product availability at the time of each purchase.  The loss of the Company’s largest supplier or interruption of production at this supplier from work stoppages, equipment failures or other adverse events would adversely affect the Company’s ability to obtain basic raw materials, and the loss of any other suppliers or interruption of production at one or more of these suppliers from work stoppages, equipment failures or other adverse events could adversely affect the Company’s ability to obtain basic raw materials. In either case, the Company’s cost of purchasing steel, specialty alloys, titanium, hydrogen and argon from alternate sources could be higher and could temporarily affect the Company’s ability to produce sufficient quantities of its products.

(f)

The Loss of One or More of the Company’s Key
Customers Could Adversely Affect Financial Results.

The Company’s largest customer, Tubes, accounted for approximately 12% of fiscal 2009 net sales. The top five customers and top 10 customers accounted for approximately 25% and 35%, respectively, of fiscal 2009 net sales. In addition, many customers are distributors who re-sell the Company’s products to end-market users. A reduction in purchases from these customers as a result of an inventory buildup or other factors could materially impact the Company’s net sales. Furthermore, the loss of any significant customer, or a work stoppage at a significant customer or in an important end-use sector, could have a material adverse effect on the Company’s business, financial condition and results of operations, as could significant customer disputes regarding shipments, price, quality or other matters.

(g)

The Company is Subject to Environmental
Regulation and Could Incur Substantial Costs as a Result
of Violations of or Liabilities Under Environmental Laws.

The Company’s business is subject to numerous state and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of hazardous wastes.  Violations of such laws and regulations can lead to substantial fines and penalties as well as costs associated with compliance with these laws and regulations.  There also are risks of additional costs and liabilities relating to the investigation and remediation of past or present contamination, at current as well as former properties and at third-party disposal sites, regardless of fault or the legality of the original activities that led to such contamination.  For example, the Company’s leased Clarksville, Arkansas facility is contaminated as a result of historic industrial operations at such facility and is the subject of a Consent Order from the Arkansas Department of Environmental Quality.  In addition, the Pennsylvania Department of Environmental Protection is seeking information from the Company about historic contamination at a property in Greensville, Pennsylvania.  The Company may be subject to liability, including liability for remediation costs, relating to contamination at these properties.  A previous owner has agreed to indemnify the Company for certain environmental liabilities relating to these properties.  There can be no assurance that the previous owner will continue to perform under this environmental indemnity obligation, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Moreover, future developments, such as changes in laws and regulations or the enforcement thereof, more stringent enforcement or interpretation thereof and claims for property damage or personal injury could cause the Company to incur substantial losses or expenditures.  Although the Company believes it is materially compliant with all applicable current laws and regulations, any new or modified laws or regulations, or the discovery of any currently unknown non-compliance or contamination, could increase the cost of producing products, thereby adversely impacting the Company’s businesses, financial condition and results of operations.

(h)

Labor Matters.

A shortage of skilled labor or experienced sales personnel could pose a risk to achieving optimal labor productivity and competitive costs, which could adversely affect the Company’s gross profit margins.  In the event that the Company experiences a shortage of experienced labor or qualified sales personnel or are unable to train the necessary amount of skilled laborers, there could be an adverse impact on the Company’s labor productivity and costs and its ability to expand production and therefore have a material adverse effect on the Company’s business, financial condition and results of operations.

As of the Petition Date, the Company employed approximately 521 full time employees.  None of the Company’s employees are represented by a union.  The Company has experienced limited, unsuccessful unionization efforts in the past at certain of its facilities.  As of the Petition Date, there have been two attempts to unionize at two of RathGibson’s facilities, one is still ongoing and subject to a final decision from the National Labor Relations Board, and the other is in the beginning stages.  The Company cannot assure you that the current unionization efforts will not ultimately be successful, or that the Company will not encounter future unionization efforts or other types of conflicts with labor unions or its employees.  Also, passage of the Employee Free Choice Act or other similar laws in Congress could lead to higher labor costs by further encouraging unionization efforts among the Company’s employees and disruption of operations.  If any part of the Company’s work force commences unionization efforts or becomes unionized, its business, financial condition and results of operations could be materially adversely affected.

(i)

Legal Matters.

The Company’s business exposes it to potential litigation risks. From time to time, various suits and claims have been brought against the Company, including claims that the Company sold defective products and claims seeking damages for injuries caused by the Company or its products. Although the Company generally seeks to insure against these risks, there can be no assurance that insurance coverage is adequate, and the Company may not be able to maintain insurance on acceptable terms. A successful product liability claim in excess of insurance coverage could have a material adverse effect on the Company and could prevent the Company from obtaining adequate product liability insurance in the future on commercially reasonable terms, or at all.

(j)

The Reorganized Debtors may not be able to secure its ordinary course trade terms.

If the Reorganized Debtors are not able to obtain ordinary trade terms from their suppliers, the Reorganized Debtors’ cash flow may be negatively impacted.  Prior to the Petition Date, certain important suppliers altered a number of ordinary trade terms, including shortening the length of time required to pay for goods and services.  The Reorganized Debtors cannot assure you that their suppliers will not impose further restrictive pricing and trade terms and policies in the future.

(k)

Provision For Income Taxes.

The provision for income taxes in the years ended January 31, 2009, January 31, 2008 and June 15, 2007 included federal and state income taxes.  The Debtors believe that, for federal income tax purposes, the Debtors’ consolidated group generated approximately $23 million of consolidated federal net operating losses (“NOLs”) in the tax year ending January 31, 2009, of which approximately $20 million are expected to be carried forward, expiring in 2029, and likely will generate additional NOLs during the current tax year.  However, the amount of the Debtors’ NOLs will not be determined until the Debtors prepare their consolidated federal income tax returns for such periods.

The Debtors expect that the amount of cancellation of indebtedness income (“COD Income”) realized upon consummation of the Plan will be significant; however, the ultimate amount of COD Income realized by the Debtors is uncertain because, among other things, it will depend on the fair market value of the New Common Stock on the Effective Date.  COD Income realized by a debtor will be excluded from income if the discharge of debt occurs in a case brought under the Bankruptcy Code, the debtor is under the court’s jurisdiction in such case and the discharge is granted by the court or is pursuant to a plan approved by the court.  As such, the Debtors will not be required to recognize any COD Income realized as a result of the implementation of the Plan.  However, the Debtors generally will be required to reduce certain tax attributes by the amount of the excluded COD Income.  Attributes subject to reduction include NOLs, NOL carryforwards and certain other losses, credits and carryforwards, and the debtor’s tax basis in its assets (including stock of subsidiaries).  The Debtors currently anticipate such attribute reduction will likely eliminate its NOLs and NOL carryforwards and will cause a reduction of the tax bases of Debtors’ assets and its stock in subsidiaries.  However, the ultimate effect of the attribute reduction rules is uncertain because, among other things, it will depend on the amount of COD Income realized by the Debtors and the extent to which the Debtors are required to reduce other tax attributes.

A corporation’s use of its net operating loss carryforwards is generally limited under IRC section 382 if a corporation undergoes an “ownership change.”  When an “ownership change” occurs pursuant to a case commenced under chapter 11 of the Bankruptcy Code, the general limitation under section 382 of the Internal Revenue Code of 1986, as amended (“IRC”) may not apply if certain requirements are satisfied under either section 382(l)(5) or section 382(l)(6) of the IRC.  The Company will experience an “ownership change” in connection with these Reorganization Cases, but the Company has not yet determined whether it will be eligible for or rely on the special rule under section 382(l)(5) or the special rule under section 382(l)(6) of the IRC.  If the Company relies on section 382(l)(5) of the IRC, a second “ownership change” within two years from the Effective Date could eliminate completely the Company’s ability to utilize its net operating loss carryovers. Regardless of whether the Company relies on section 382(l)(5) of the IRC, an “ownership change” after the Effective Date could significantly limit the Company’s ability to utilize its net operating loss carryforwards for taxable years including or following such “ownership change.”

The Plan will result in the deconsolidation of RathGibson and Greenville from the RG Tube U.S. consolidated group.  As a result, any deferred intercompany transactions between RathGibson or Greenville and RGCH or RG Tube will be triggered and may result in the recognition of additional income by the Debtors.

ARTICLE XIII.

SECURITIES LAW MATTERS

13.1

General.

The Plan provides for Reorganized RathGibson to issue New Common Stock to holders of Allowed Class 4 Senior Notes Claims pursuant to Section 7.9 of the Plan, subject to dilution by the DIP Lender Stock, the Backstop Stock, the New Common Stock that may be issued pursuant to the Management Incentive Plan, and the New Common Stock issued pursuant to the Rights Offering.  The Debtors believe that the New Common Stock constitutes “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

No registration statement will be filed under the Securities Act or any state securities laws relating to the initial offer and distribution on the Effective Date under the Plan of the New Common Stock and Rights.

13.2

Initial Offer and Sale of Securities Under Federal Securities Laws

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied:

•

the securities must be offered and sold “under a plan” of reorganization and must be securities of the debtor, of an affiliate “participating in a joint plan” with the debtor or of a successor to the debtor under the plan;

•

the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor or such affiliate; and

•

the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or “principally” in such exchange and “partly” for cash or property.

The Debtors believe that the provisions of section 1145(a)(l) of the Bankruptcy Code exempt the initial offer and distribution of the New Common Stock and Rights on the Effective Date under the Plan from federal and state securities registration requirements.

13.3

The Rights.

The Debtors believe that the issuance of the Rights to the holders of Allowed Class 4 Claims meets the “principally/partly” test described in Section 1145(a)(1) of the Bankruptcy Code.  The SEC has taken the position that for securities to be issued “principally” in exchange for the recipient’s claim against or interest in the debtor and only “partly” for cash, the value of the claim or interest being exchanged must exceed the value of the cash (or other property) being raised in connection with such issuance (see Objection of the Securities and Exchange Commission to the First Amended Disclosure Statement Relating to the First Amended Joint Chapter Plan of Reorganization and First Amended Joint Plan, Filed by Marvel Inc. and the Official Bondholders’ Committee of Marvel Holdings Inc., Marvel (Parent) Holdings Inc. and Marvel III Holdings, Inc., In re Marvel Entertainment Group, Inc., et al., Nos. 96-2069 through 96-2077, 1038 PLI/Corp 51, 227; Barry’s Jewelers, Inc., SEC No-Action Letter, 1998 WL 425887 (July 20, 1998); Jet Florida System, Inc., SEC No-Action Letter, 1987 WL 107448 (December 12, 1986); and Bennett Petroleum Corp., SEC No-Action Letter, 1983 WL 28907 (November 25, 1983)).  In the case of the Debtors, the value of the interests of the holders of Allowed Class 4 Claims in the Debtors exceeds the value of the cash being raised from such holders in the Rights Offering.

13.4

New Common Stock.

(a)

Issuance of New Common Stock.

The Debtors believe that the offer and sale of the New Common Stock pursuant to the Plan will be exempt from federal and state securities registration requirements under various provisions of the Securities Act, state securities laws, and the Bankruptcy Code.  Section 3(a)(9) of the Securities Act provides that Section 5 of the Securities Act and, by virtue of Section 18 of the Securities Act, any state law requirements for the offer and sale of a security do not apply to any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.  In reliance upon the exemptions enumerated in Section 13.2 above and Section 4(2) of the Securities Act and Regulation D promulgated thereunder, the New Common Stock and the issuance and offer thereof will not be (and is not required to be) registered under the Securities Act or any state securities laws.  To the extent that the New Common Stock is issued under the Plan and is exempt from registration pursuant to Section 1145 of the Bankruptcy Code, the New Common Stock may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code.  In addition, the New Common Stock generally may be able to be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states; however, the availability of such exemptions cannot be known unless individual state securities laws are examined.  Therefore, recipients of the New Common Stock are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

(b)

Resale of New Common Stock.

1.

Securities Law Restrictions.

The Debtors further believe that subsequent transfers of the New Common Stock by the holders thereof that are not “underwriters,” as defined in Section 2(a)(11) of the Securities Act and Section 1145(b)(1) of the Bankruptcy Code, will be exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code and applicable state securities laws.  In addition, the New Common Stock generally may be able to be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states; however, the availability of such exemptions cannot be known unless individual state securities laws are examined.  Therefore, recipients of the New Common Stock are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest, or (b) offers to sell securities offered or sold under a plan for the holders of such securities, or (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act.  In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to Section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities.  The reference to “issuer,” as used in the definition of “underwriter” contained in Section 2(a)(11), is intended to cover “controlling persons” of the issuer of the securities.  “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

Resales of the New Common Stock by Persons deemed to be “underwriters” (which definition includes “controlling person”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Under certain circumstances, holders of New Common Stock who are deemed to be “underwriters” may be entitled to resell their New Common Stock pursuant to the limited safe harbor resale provisions of Rule 144.  Generally, Rule 144 would permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met.  However, the Reorganized Debtors do not presently intend to make publicly available the requisite current information regarding the Reorganized Debtors and, as a result, Rule 144 will not be available for resales of New Common Stock by persons deemed to be underwriters.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling person”) with respect to the New Common Stock would depend upon various facts and circumstances applicable to that Person.  Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the New Common Stock.  In view of the complex nature of the question of whether a particular Person may be an underwriter, the Debtors make no representations concerning the right of any Person to freely resell New Common Stock.  Accordingly, the Debtors recommend that potential recipients of New Common Stock consult their own counsel concerning whether they may freely trade such securities without compliance with the federal and state securities laws.

2.

Restrictions in the Amended Certificate of Incorporation of RathGibson.

The Amended Certificate of Incorporation of RathGibson contains restrictions on a holder’s ability to transfer the New Common Stock.  Subject to certain limited exceptions, the Amended Certificate of Incorporation of RathGibson will require notice to RathGibson of any proposed transfer of New Common Stock and will restrict such transfer if RathGibson reasonably determines that the transfer would, if effected, result in RathGibson having 500 or more holders of record (determined pursuant to the Exchange Act).

3.

Legend.

All certificates representing shares of New Common Stock shall bear a legend that is consistent with the Amended Certificate of Incorporation of RathGibson.

ARTICLE XIV.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

14.1

Introduction.

The following discussion summarizes certain federal income tax consequences expected to result from the consummation of the Plan.  This discussion is only for general information purposes and only describes the expected tax consequences to holders entitled to vote on the Plan.  It is not a complete analysis of all potential federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or federal estate or gift tax laws.  This discussion is based on the IRC, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this Disclosure Statement.  These authorities may change, possibly retroactively, resulting in federal income tax consequences different from those discussed below.  No ruling has been or will be sought from the IRS, and no legal opinion of counsel will be rendered, with respect to the matters discussed below.  There can be no assurance that the IRS will not take a contrary position regarding the federal income tax consequences resulting from the consummation of the Plan or that any contrary position would not be sustained by a court.

This discussion assumes that holders of the Senior Notes have held such property as “capital assets” within the meaning of IRC Section 1221 (generally, property held for investment) and holders will hold the New Common Stock as capital assets.  In addition, this discussion assumes that the Debtors’ obligations under the Senior Notes will be treated as debt for federal income tax purposes.

This discussion does not address all federal income tax considerations that may be relevant to a particular holder in light of that holder’s particular circumstances or to holders subject to special rules under the federal income tax laws, such as financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, partnerships and other pass-through entities, foreign corporations, foreign trusts, foreign estates, holders who are not citizens or residents of the U.S., holders subject to the alternative minimum tax, holders holding Claims relating to the Senior Notes or New Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, holders who have a functional currency other than the U.S. dollar and holders that acquired the Senior Notes in connection with the performance of services.

HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE CONSUMMATION OF THE PLAN AND THE OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK RECEIVED PURSUANT TO THE PLAN, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER FEDERAL TAX LAWS.

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, TAXPAYERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE, (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

14.2

Federal Income Tax Consequences to the Debtors.

(a)

Cancellation of Indebtedness and Reduction of Tax Attributes.

The Debtors generally should realize COD Income to the extent the sum of: (i) cash and the fair market value of any property (including New Common Stock) received by holders is less than the sum of (x) the adjusted issue prices of the Senior Notes, (y) the adjusted issue price of any other debt exchanged for property pursuant to the Plan, and (z) the amount of any unpaid accrued interest on the Senior Notes and such other debt to the extent previously deducted by the Debtors.

The Debtors expect that the amount of COD Income realized upon consummation of the Plan will be significant; however, the ultimate amount of COD Income realized by the Debtors is uncertain because, among other things, it will depend on the fair market value of the New Common Stock on the Effective Date.  Estimated recoveries for the Debtors’ various Claims are set forth in Article II above.

COD Income realized by a debtor will be excluded from income if the discharge of debt occurs in a case brought under the Bankruptcy Code, the debtor is under the court’s jurisdiction in such case and the discharge is granted by the court or is pursuant to a plan approved by the court (the “Bankruptcy Exception”).  Because the Bankruptcy Exception will apply to the transactions consummated pursuant to the Plan, the Debtors will not be required to recognize any COD Income realized as a result of the implementation of the Plan.

A debtor that does not recognize COD Income under the Bankruptcy Exception generally must reduce certain tax attributes by the amount of the excluded COD Income.  Attributes subject to reduction include NOLs, NOL carryforwards and certain other losses, credits and carryforwards, and the debtor’s tax basis in its assets (including stock of subsidiaries).  Usually a debtor must reduce its own assets first before then reducing stock of subsidiaries, following which the assets of subsidiaries may be reduced.  A debtor’s tax basis in its assets generally may not be reduced below the amount of liabilities remaining immediately after the discharge of indebtedness.  If the debtor is a member of a consolidated group and reduces its basis in the stock of another group member, a “look-through rule” requires a corresponding reduction in the tax attributes of the lower-tier member.  NOLs for the taxable year of the discharge and NOL carryovers to such year generally are the first attributes subject to reduction.  However, a debtor may elect under IRC Section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in its depreciable property first.  If the debtor is a member of a consolidated group, the debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property.  If a debtor makes a Section 108(b)(5) Election, the limitation on reducing the debtor’s basis in its assets below the amount of its remaining liabilities does not apply.  The Debtors have not yet determined whether they will make the Section 108(b)(5) Election.

The Debtors believe that, for federal income tax purposes, the Debtors’ consolidated group generated approximately $23 million of consolidated NOLs in the tax year ending January 31, 2009, of which approximately $20 million are expected to be carried forward, and likely will generate additional NOLs during the current tax year.  However, the amount of the Debtors’ NOLs will not be determined until the Debtors prepare their consolidated federal income tax returns for such periods.  Moreover, the Debtors’ NOLs are subject to audit and possible challenge by the IRS.  Accordingly, the amount of the Debtors’ NOLs ultimately may vary from the amounts set forth above.

The Debtors currently anticipate that the application of IRC Section 108(b) (assuming no Section 108(b)(5) Election is made) will likely eliminate its NOLs and NOL carryforwards and will cause a reduction of the tax bases of Debtors’ assets and its stock in subsidiaries.  However, the ultimate effect of the attribute reduction rules is uncertain because, among other things, it will depend on the amount of COD Income realized by the Debtors and the extent to which the Debtors are required to reduce other tax attributes.

Instead of taking advantage of the Bankruptcy Exception, under the provisions of the American Recovery and Reinvestment Act of 2009, the Debtors may make an election to defer the inclusion of any COD Income recognized in connection with the Plan (the “Deferral Election”).  If the Debtors make the Deferral Election, such COD Income would be included in income by the Debtors ratably over a 5-year period beginning in 2014.  The Debtors may decide to make the Deferral Election if they determine that the effect of such election is less costly than the tax attribute reduction that would result from the application of the Bankruptcy Exception.

(b)

Section 382 Limitation on NOLs.

Under IRC Section 382, if a corporation or a consolidated group with NOLs (a “Loss Corporation”) undergoes an “ownership change,” the Loss Corporation’s use of its pre-change NOLs (and certain other tax attributes) generally will be subject to an annual limitation in the post-change period.  In general, an “ownership change” occurs if the percentage of the value of the Loss Corporation’s stock owned by one or more direct or indirect “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of value owned by the five percent shareholders at any time during the applicable testing period (an “Ownership Change”).  The testing period generally is the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent Ownership Change of the corporation.

Subject to the special bankruptcy rules discussed below, the amount of the annual limitation on a Loss Corporation’s use of its pre-change NOLs (and certain other tax attributes) is generally equal to the product of the applicable long-term tax-exempt rate (as published by the IRS for the month in which the Ownership Change occurs) and the value of the Loss Corporation’s outstanding stock immediately before the Ownership Change (excluding certain capital contributions).  If a Loss Corporation has a net unrealized built-in gain (“NUBIG”) immediately prior to the Ownership Change, the annual limitation may be increased during the subsequent five-year period (the “Recognition Period”).  If a Loss Corporation has a net unrealized built-in loss (“NUBIL”) immediately prior to the Ownership Change, certain losses recognized during the Recognition Period also would be subject to the annual limitation and thus would reduce the amount of pre-change NOLs that could be used by the Loss Corporation during the five-year period.

The Debtors expect the consummation of the Plan will result in an Ownership Change of the Debtors’ consolidated group.  The remainder of this discussion assumes that the expected Ownership Change will occur on the Effective Date, though it is possible the IRS could take the position that the Ownership Change occurred on the date the Plan is confirmed by the Bankruptcy Court.  If the IRS took the position that the ownership change occurred on the Confirmation Date, the consequences of such change could be other than as described below.  Because the Ownership Change that occurs on the Effective Date will occur in a case brought under the Bankruptcy Code, one of the following two special rules will apply in determining the Debtors’ ability to utilize NOLs attributable to tax periods preceding the Effective Date in post-Effective Date tax periods.

Under IRC Section 382(l)(5), an Ownership Change in bankruptcy will not result in any annual limitation on the debtor’s pre-change NOLs if the stockholders or “qualified creditors” of the debtor receive at least fifty percent (50%) of the stock (by vote and value) of the reorganized debtor in the bankruptcy reorganization as a result of being shareholders or creditors of the debtor.  Instead, the debtor’s pre-change NOLs are reduced by the amount of any interest deductions with respect to debt converted into stock in the bankruptcy reorganization that were allowed in the three taxable years preceding the taxable year in which the Ownership Change occurs and in the part of the taxable year prior to and including the effective date of the bankruptcy reorganization.  However, if any pre-change NOLs of the debtor already are subject to an annual usage limitation under IRC Section 382 at the time of an Ownership Change subject to IRC Section 382(l)(5), those NOLs will continue to be subject to such limitation.

A qualified creditor is any creditor who has held the debt of the debtor continuously during the period beginning at least eighteen months prior to the Commencement Date or who has held “ordinary course indebtedness” at all times since it has been outstanding.  A creditor who does not become a direct or indirect five percent shareholder of the reorganized debtor generally may be treated by the debtor as having always held any debt exchanged for stock for purposes of determining whether such creditor is a qualified creditor unless the creditor’s participation in formulating the plan of reorganization makes evident to the debtor that the creditor has not owned the debt for the requisite period.  It has not yet been determined whether the Ownership Change expected to result from the consummation of the Plan will satisfy the requirements of IRC Section 382(l)(5).

If IRC Section 382(l)(5) applies to an Ownership Change, any subsequent Ownership Change of the debtor within a two-year period will result in the debtor being unable to use any pre-change losses following such subsequent Ownership Change.  A debtor may elect not to apply IRC Section 382(l)(5) to an Ownership Change that otherwise satisfies its requirements.  This election must be made on the debtor’s federal income tax return for the taxable year in which the Ownership Change occurs.  The Debtors have not yet determined whether to elect out of the application of IRC Section 382(l)(5) if it is determined they otherwise qualify.  If the Effective Date occurs in 2009, assuming the Ownership Change resulting from implementation of the Plan satisfies the requirements of IRC Section 382(l)(5), the Debtors would have until as late as October 15, 2010, to determine whether to elect not to apply IRC Section 382(l)(5).

If an Ownership Change pursuant to a bankruptcy plan does not satisfy the requirements of IRC Section 382(l)(5), or if a debtor elects not to apply IRC Section 382(l)(5), the debtor’s use of its pre-change NOLs will be subject to an annual limitation as determined under IRC Section 382(l)(6).  In such case, the amount of the annual limitation generally will be equal to the product of the applicable long-term tax-exempt rate (4.58% for July 2009) and the value of the debtor’s outstanding stock immediately after the bankruptcy reorganization, provided such value may not exceed the value of the debtor’s gross assets immediately before the Ownership Change, subject to certain adjustments.  Depending on whether the debtor has a NUBIG or NUBIL immediately prior to the Ownership Change, the annual limitation may be increased or decreased during the Recognition Period.  However, if any pre-change NOLs of the debtor already are subject to an annual limitation at the time of an Ownership Change subject to IRC Section 382(l)(6), those NOLs will be subject to the lower of the two annual limitations.

NOLs not utilized in a given year due to the annual limitation may be carried forward for use in future years until their expiration dates.  To the extent the Reorganized Debtors’ annual limitation exceeds the consolidated group’s taxable income in a given year, the excess will increase the annual limitation in future taxable years.

(c)

Alternative Minimum Tax.

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the taxable year.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated, with further adjustments required if AMTI, determined without regard to adjusted current earnings (“ACE”), differs from ACE.  In addition, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, under current law only 90% of its AMTI generally may be offset by available NOL carryforwards.  Accordingly, for tax periods after the Effective Date, the Reorganized Debtors may have to pay AMT regardless of whether they generate non-AMT NOLs or have sufficient non-AMT NOL carryforwards to offset regular taxable income for such periods.  In addition, if a corporation undergoes an Ownership Change and is in a NUBIL position on the date of the Ownership Change, the corporation’s aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.  A corporation that pays AMT generally is later allowed a nonrefundable credit (equal to a portion of its prior year AMT liability) against its regular federal income tax liability in future taxable years when it is no longer subject to the AMT.

(d)

Deconsolidation

The Plan will result in the deconsolidation of RathGibson and Greenville from the RG Tube U.S. consolidated group.  As a result, any deferred intercompany transactions between RathGibson or Greenville and RGCH or RG Tube will be triggered and may result in the recognition of additional income by the Debtors.

14.3

Federal Income Tax Consequences to Holders of Certain Claims.

(a)

Holders of Senior Notes Claims (Classes 4 and 8).

1.

Tax Securities.

The tax consequences of the Plan to a holder of a Senior Note Claim may depend in part upon: (1) whether such Claim is based on an obligation that constitutes a “security” for federal income tax purposes, and (2) whether all or a portion of the consideration received for such Claim is an obligation that constitutes a “security” for federal income tax purposes.  The determination of whether a debt obligation constitutes a security for federal tax purposes is complex and depends on the facts and circumstances surrounding the origin and nature of the claim.  Generally, obligations arising out of the extension of trade credit have been held not to be tax securities, while corporate debt obligations evidenced by written instruments with original maturities of ten years or more have been held to be tax securities.  The Debtors expect to treat the Senior Notes as securities for federal tax purposes, however, holders are advised to consult their tax advisors with respect to this issue.

2.

Exchange of Senior Notes for New Common Stock.

If the Senior Notes are treated as securities for federal income tax purposes, the exchange of Senior Notes for New Common Stock and Rights will constitute a recapitalization; and subject to the rules discussed below under “Other Considerations—Accrued Interest,” holders of the Senior Notes will not recognize gain or loss on the exchange.  A Senior Note holder’s holding period in the New Common Stock and the Rights would include the holder’s holding period in its Senior Notes, and the holder would have a basis in the New Common Stock and the Rights equal, in the aggregate, to the holder’s basis in its Senior Notes, with such basis allocated between the New Common Stock and the Rights based on their relative fair market values.

If the Senior Notes are not treated as securities for federal income tax purposes, a holder of Senior Notes will generally recognize gain or loss on the exchange of the Senior Notes for the New Common Stock and the Rights.  Subject to the rules discussed below under “Other Considerations—Accrued Interest,” such gain or loss will generally be equal to the difference between (i) the sum of the fair market value of the New Common Stock and the Rights and (ii) the holder’s tax basis in the Senior Notes.  Subject to the rules discussed below under “Other Considerations—Market Discount,” any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the Senior Notes for more than one year as of the date of disposition.  A holder’s holding period in the New Common Stock and the Rights would begin on the day after the Effective Date, and the holder would have a basis in the New Common Stock and the Rights equal to their respective fair market values on the Effective Date.  Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses.  There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

3.

Rights

The exercise of a Right will not be a taxable event.  A holder’s basis in the New Common Stock acquired pursuant to the Rights Offering will equal the Rights Exercise Price plus the holder’s tax basis, if any, in the exercised Rights.  The holding period of any New Common Stock acquired in the Rights Offering will begin on the date after its acquisition.

Upon the lapse of a Right, the holder generally would recognize a loss equal to its basis, if any, in the Right.  In general, such gain or loss would be a capital gain or loss, and would be a long-term capital loss if the holder’s holding period for the Right (as determined above) is greater than one year.

4.

New Common Stock.

Distributions.  A holder of New Common Stock generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the New Common Stock to the extent such distributions are paid out of the Reorganized Debtors’ current or accumulated earnings and profits as determined for federal income tax purposes.  Distributions not treated as dividends for federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the New Common Stock, but not below zero.  Any excess amount will be treated as gain from a sale or exchange of the New Common Stock.  Holders that are treated as corporations for federal income tax purposes may be entitled to a dividends received deduction with respect to distributions out of earnings and profits.

Sale or Other Taxable Disposition.  A holder of New Common Stock will recognize gain or loss upon the sale or other taxable disposition of New Common Stock equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the New Common Stock.  Subject to the rules discussed below in “Other Considerations—Market Discount” and the recapture rules under IRC Section 108(e)(7), any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the New Common Stock for more than one year as of the date of disposition.  Under the IRC Section 108(e)(7) recapture rules, a holder may be required to treat gain recognized on the taxable disposition of the New Common Stock as ordinary income if the holder took a bad debt deduction with respect to the Senior Notes or recognized an ordinary loss on the exchange of the Senior Notes for New Common Stock.  Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses.  There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

(b)

Other Considerations.

Accrued Interest.  There is general uncertainty regarding the extent to which the receipt of cash or other property should be treated as attributable to unpaid accrued interest.  The Reorganized Debtors intend to take the position that cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a holder’s Claim and then, to the extent necessary, to any unpaid accrued interest thereon.  The IRS, however, could take a contrary position.

To the extent any property received pursuant to the Plan is considered attributable to unpaid accrued interest, a holder will recognize ordinary income to the extent the value of the property exceeds the amount of unpaid accrued interest previously included in gross income by the holder.  A holder’s tax basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of the property, and its holding period in the property should begin on the day after the Effective Date.  A holder generally will be entitled to recognize a loss to the extent any accrued interest previously included in its gross income is not paid in full.  HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EXTENT TO WHICH CONSIDERATION RECEIVED UNDER THE PLAN SHOULD BE TREATED AS ATTRIBUTABLE TO UNPAID ACCRUED INTEREST.

Market Discount.  A holder that acquires a debt instrument at a market discount generally is required to treat any gain realized on the disposition of the instrument as ordinary income to the extent of accrued market discount not previously included in gross income by the holder.  However, special rules apply to the disposition of a market discount obligation in certain types of non-recognition transactions, such as a recapitalization.

(c)

Information Reporting and Backup Withholding.

The Reorganized Debtors (or their paying agent) may be obligated to furnish information to the IRS regarding the consideration received by holders (other than corporations and other exempt holders) pursuant to the Plan.  In addition, the Reorganized Debtors will be required to report annually to the IRS with respect to each holder (other than corporations and other exempt holders) the amount of dividends paid on the New Common Stock and the amount of any tax withheld from payment thereof.

Holders may be subject to backup withholding (currently, at a rate of 28%) on the consideration received pursuant to the Plan.  Backup withholding may also apply to dividends paid on the New Common Stock and proceeds received upon sale or other disposition of the New Common Stock.  Certain holders (including corporations) generally are not subject to backup withholding.  A holder that is not otherwise exempt generally may avoid backup withholding by furnishing to the Reorganized Debtors (or their paying agent) its taxpayer identification number and certifying, under penalties of perjury, that the taxpayer identification number provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax.  Taxpayers may use amounts withheld as a credit against their federal income tax liability or may claim a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE.  EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN.  NEITHER THE PROPONENTS NOR THEIR PROFESSIONALS WILL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

ARTICLE XV.

PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN

15.1

Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each of the Classes, as maintained by the Debtors, or their agents, shall be deemed closed and there shall be no further changes in the record holders of any of the Claims except to the extent a Claim is timely filed by a governmental unit (as defined in Bankruptcy Code section 101(27)) after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date.  Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and/or assignment of the Debtors’ executory contracts and leases, the Debtors shall have no obligation to recognize or deal with any party other than the non-Debtor party to the underlying executory contract or lease, even if such non-Debtor party has sold, assigned or otherwise transferred its Claim for a Cure Amount.

Notwithstanding anything contained in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors will be entitled to recognize and deal for all purposes under the Plan with such holders to the extent consistent with the customary practices of DTC used in connection with such distribution.  With respect to the New Common Stock to be distributed to holders of Allowed Senior Notes Claims, all of the shares of the New Common Stock shall be issued in the name of such holder or its nominee(s) in accordance with DTC’s book-entry exchange procedures.  Distributions to be made on account of Allowed Senior Notes Claims shall be made by the Disbursing Agent to the Senior Notes Indenture Trustee, who shall also act as the transfer agent with respect to the New Common Stock, for further distribution in accordance with the terms of the Senior Notes Indenture or in accordance with the Plan where such Senior Notes Indenture is silent.

15.2

Disbursing Agent.

All distributions under the Plan shall be made by the Reorganized Debtors or the Disbursing Agent on and after the Effective Date as provided therein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Debtors.  Furthermore, any such entity required to give a bond shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any such bond that is obtained.

15.3

Rights and Powers of Disbursing Agent.

(a)

Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all applicable distributions or payments contemplated thereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any order issued after the Effective Date), pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions thereof.

(b)

Expenses Incurred on or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

15.4

Delivery of Distribution.

The Disbursing Agent will issue, or cause to be issued, and authenticate, as applicable, the applicable Plan Consideration, and subject to Bankruptcy Rule 9010, make all distributions or payments to any holder of an Allowed Claim as and when required by the Plan at: (i) the address of such holder on the books and records of the Debtors or their agents, or (ii) at the address in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses included on any filed proofs of Claim.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the applicable Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest, provided, however, such distributions or payments shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one year from: (i) the Effective Date, and (ii) the date such holder’s Claim is first Allowed.

15.5

Fractional Shares.

No fractional shares of New Common Stock shall be distributed.  When any distribution would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the shares of the New Common Stock subject to such distribution will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than ½ will be rounded to the next higher whole number; and (ii) fractions less than ½ will be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in the Plan.  No consideration will be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Stock or $10.00 in Cash.  Fractional shares of New Common Stock that are not distributed in accordance with Section 8.10 of the Plan shall be returned to Reorganized RathGibson.

15.6

No Distribution in Excess of Amount of Allowed Claim.

No holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution (of a value set forth therein) in excess of the Allowed amount of such Claim plus postpetition interest on such Claim (but only to the extent interest is provided in Section 8.2 of the Plan).

ARTICLE XVI.

PROCEDURES FOR RESOLVING CLAIMS

16.1

Objections to Claims.

Other than with respect to Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims after the Effective Date.  Any objections to those Claims (other than Administrative Expense Claims), shall be served and filed on or before the later of:  (i) one-hundred twenty (120) days after the Effective Date; and (i) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) hereof.  Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person or entity wishing to file such untimely Claim has received prior Bankruptcy Court authority to do so.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn).  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

16.2

Amendment to Claims.

From and after the Effective Date, no Claim may be filed to increase or assert additional claims not reflected in an already filed Claim (or Claim scheduled, unless superseded by a filed Claim, on the applicable Debtor’s Schedules of Assets and Liabilities filed in the Reorganization Cases) asserted by such claimant and any such Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors unless the claimant has obtained prior Bankruptcy Court approval to file such amended or increased Claim.

16.3

Estimation of Claims.

The Debtors and Reorganized Debtors may request that the Bankruptcy Court estimate any Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim for purposes of determining the allowed amount of such Claim at any time.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court.

DB02:8441672.2

068401.1001

ARTICLE XVII.

CONCLUSION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims.  Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims.  The Debtors urge the holders of impaired Claims in Classes 4 and 8 who are entitled to vote on the Plan, to vote to accept the Plan and to evidence such acceptance by returning their Ballots to the Voting Agent so that they will be received not later than 4:00 p.m. (prevailing Eastern Time) on [    ], 2009.

Dated:

July 14, 2009

Wilmington, Delaware

RATHGIBSON, INC.
on behalf of itself and Greenville Tube Company

By:

/s/ Michael Schwartz
Michael Schwartz
President and Chief Executive Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue
New York, NY 10019
(212) 728-8000
Co-Counsel for the Debtors

and Debtors in Possession

- and -

YOUNG CONAWAY STARGATT & TAYLOR, LLP

The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19801
(302) 571-6600
Co-Counsel for Debtors

and Debtors In Possession

DB02:8441672.2

068401.1001

Exhibits

Footnotes

1

The last four digits of the taxpayer identification numbers of the Debtors follow in parentheses:  (i) Greenville Tube Company (2689); and (ii) RathGibson, Inc. (3283). The Debtors’ executive headquarters’ address is 475 Half Day Road, Suite 210, Lincolnshire, Illinois 60069.

2

This amount includes approximately $[

] in accrued postpetition employee wage and other benefit obligations of the Debtors that will be satisfied in the ordinary course of business.

3

This recovery percentage assumes: (i) an Exit Facility in the amount of $25 million; (ii) a Rights Offering in the amount of $50 million; (iii) issuance of the DIP Lender Stock; (iv) issuance of the Backstop Stock; and (v) the issuance of 5% of the New Common Stock pursuant to the Management Incentive Plan.  In addition, this recovery percentage does not account for the incremental value conferred upon the holders of Allowed Class 4 Claims in respect of the Rights Offering.

4

The Plan Distribution to holders of Class 4 Senior Notes Claims shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for the Senior Note Guaranty Claims.

5

On June 19, 2009: (i) GECC and Wayzata Opportunities Fund II, L.P. (“WF II”) entered into that certain Assignment and Transition Agency Agreement, and (ii) Natixis and WF II entered into that certain Assignment Agreement, pursuant to which GECC and Natixis, respectively, assigned their interests in and commitments as lenders under the Prepetition Credit Agreement to WF II.  As a result of these assignments, WF II is the sole remaining Secured Lender under the Prepetition Credit Agreement as of the Petition Date.  GECC continues to act as agent under the Prepetition Credit Agreement..

6

This definition is from the United States Department of the Treasury’s Internal Revenue Code, Subchapter    B, §20.2031-1(b) and was utilized in United States v. Cartwright,  411 U.S. 546, 550–51 (1973) (internal citation omitted).

7

On July [__], 2009, the Debtors entered into that certain Secured Super-priority Debtor-in-Possession Multiple Draw Term Loan Agreement, by and among RathGibson, as Borrower, Greenville and RGCH, as guarantors, Wilmington Trust Company FSB as Administrative Agent and the DIP Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “DIP Agreement”).  The DIP Facility provides for a facility in an aggregate amount of $80,000,000, consisting of (a) an initial draw upon the entry of the Interim DIP Order in an aggregate principal amount of $65,000,000, and (b) upon entry of the Final DIP Order, a subsequent drawing in the aggregate principal amount not to exceed $15,000,000.

DB02:8441672.2

068401.1001